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                                                                     EXHIBIT 4.1



            TRACTOR SUPPLY COMPANY RESTATED 401(k) RETIREMENT PLAN
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             Tractor Supply Company Restated 401(k) Retirement Plan

The Tractor Supply 401(k) Retirement Plan is designed to encourage and assist Employees in a long range program of savings. This program may be used by Employees to supplement their retirement income and may also serve to help Employees in meeting certain financial emergencies. The Plan is hereby designated a profit-sharing plan, and is intended to maintain Employer Stock Accounts into which qualifying employer securities had been contributed prior to March 26, 1994 to the extent the Accounts are not diversified by Participants under Section 7.4. Effective upon approval of the Registration of TSC ESOP Stock, amounts in the Employer Stock Accounts shall not be limited to investment primarily in employer securities.

The Effective Date of the Plan is February 1, 1983. The Plan is hereby amended and restated as of the date the Registration of TSC ESOP Stock is approved, except as otherwise specifically indicated herein. The Plan was previously amended and restated effective as of April 1, 1987, March 27, 1994 and January 1, 1997.

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                                      INDEX


The provisions of this Plan are set forth in the following order:


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Article 1.        DEFINITIONS

Article 2.        ELIGIBILITY AND PARTICIPATION

                  2.1      Entry Dates and Eligibility Requirements
                  2.2      Re-Employment of an Employee
                  2.3      Re-Employment of a Former Participant
                  2.4      Amended and Restated Plan

Article 3.        CONTRIBUTIONS

                  3.1      Elective Contributions
                  3.2      Matching Contributions
                  3.3      Basic Employer Contributions
                  3.4      Special Employer Contributions
                  3.5      Qualified Non-Elective Contributions
                  3.6      Rollover Amounts
                  3.7      Employer Stock Contributions
                  3.8      Contributions Subject to Employer Discretion
                  3.9      Annual Deductible Limits
                  3.10     Omission of Eligible Employee
                  3.11     Inclusion of Ineligible Employee

Article 4.        ANNUAL ADDITIONS

                  4.1      Limitations
                  4.2      Qualified Plans Included in the Determination
                  4.3      Maximum Permissible Amount
                  4.4      Allocations Included in Annual Additions
                  4.5      Allocations Not Included in Annual Additions
                  4.6      Combined Plan Limitations
                  4.7      Adjustments to Participant's Allocations
                  4.8      Correction of Excess Annual Additions
                  4.9      Compliance with Code Section 415

Article 5.        NONDISCRIMINATION TESTING

                  5.1      Requirements
                  5.2      Actual Deferral Percentage Test
                  5.3      Actual Contribution Percentage Test
                  5.4      Special Rules
                  5.5      Aggregate Family Group
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
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                  5.6      Multiple Use Limitation
                  5.7      Corrective Actions
                  5.8      Distribution of Excess Contributions and Excess
                                    Aggregate Contributions
                  5.9      Adjustment for Income or Loss on Excess Amounts
                  5.10     Additional Requirements

Article 6.        TOP HEAVY PROVISIONS

                  6.1      Top Heavy Determination
                  6.2      Aggregation Group
                  6.3      Super Top Heavy Plans
                  6.4      Key Employee and Non-Key Employee
                  6.5      Minimum Contributions
                  6.6      Top Heavy Vesting

Article 7.        PARTICIPANT ACCOUNTS AND DIRECTED INVESTMENTS

                  7.1      Participant Accounts
                  7.2      Allocation of Contributions and Rollover Amounts
                  7.3      Investment Election
                  7.4      Diversification of Participant's Accounts
                  7.5      Transfer of Amounts between Funds
                  7.6      Crediting and Debiting of Investments
                  7.7      Valuation of Participant Accounts
                  7.8      Administrative and Expense Charges
                  7.9      Maintenance of Participant Accounts

Article 8.        VESTING, FORFEITURES, AND BREAK IN SERVICE

                  8.1      Vesting Schedule
                  8.2      Amendment of Vesting Schedule
                  8.3      Vesting Formula after a Distribution
                  8.4      Non-Vested Interest upon Termination
                  8.5      Application of Forfeitures
                  8.6      Break in Service
                  8.7      Suspension of Payment of Benefits

Article 9.        WITHDRAWALS AND LOANS DURING PARTICIPATION
                  9.1      Withdrawal Procedures
                  9.2      Withdrawal of Employee Contributions
                  9.3      Hardship Withdrawals
                  9.4      Withdrawal at Age 59 1/2
                  9.5      Withdrawal for Terminal Illness
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
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                  9.6      Other Withdrawals
                  9.7      Amounts Cannot Be Repaid
                  9.8      Loan Program

Article 10.       TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT DATE

                  10.1     General
                  10.2     Election of Timing of Distribution
                  10.3     Distribution of Benefits
                  10.4     Automatic Immediate Distribution
                  10.5     Death of a Former Participant
                  10.6     Cancellation of a Participant's Account
                  10.7     Unclaimed Account

Article 11.       RETIREMENT BENEFITS

                  11.1     Retirement Dates
                  11.2     Automatic Form of Distribution

Article 12.       DEATH BENEFITS

                  12.1     Value of Death Benefit
                  12.2     Election to Waive Pre-Retirement Surviving Spouse Death Benefit
                  12.3     Pre-Retirement Death Benefit for Unmarried Participants
                  12.4     Distribution Options of a Beneficiary

Article 13.    BENEFIT OPTIONS AND DISTRIBUTION RULES

                  13.1     Payment Options
                  13.2     Events Triggering Distribution
                  13.3     Timing of Distribution Rules
                  13.4     Direct Rollovers
                  13.5     Minimum Distribution Requirements - General Rules
                  13.6     Death Distribution Provisions
                  13.7     Precedence of Minimum Distribution Rules
                  13.8     DEFRA Transitional Rule Distribution Election

Article 14.    AMENDMENTS, TERMINATION, AND MERGERS

                  14.1     Amendments
                  14.2     Termination
                  14.3     Merger, Consolidation, Etc., with Another Plan

Article 15.    PLAN ADMINISTRATION

                  15.1     Appointment By the Employer
                  15.2     Authority
                  15.3     Duties
                  15.4     Delegation of Duties
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
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                  15.5     Application of Funds
                  15.6     Compensation and Expenses
                  15.7     Information From Employer
                  15.8     Resignation, Removal, and Appointment of Successor

Article 16.    BENEFIT CLAIMS PROCEDURE

                  16.1     Filing a Claim for Benefits
                  16.2     Timing of Decisions
                  16.3     Denial of Claim
                  16.4     Review Procedure

Article 17.    GENERAL PROVISIONS

                  17.1     No Employment Rights Created
                  17.2     Return of Contributions Under Certain Circumstances
                  17.3     Exclusive Benefit Rule
                  17.4     Standard of Conduct for Fiduciaries
                  17.5     Gender
                  17.6     Construction of Plan

SCHEDULE A
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                             Article 1. DEFINITIONS


Whenever used in the Plan, the following terms shall have the respective meanings hereinafter set forth or indicated, unless the context otherwise requires.


1.1 Administrative Committee or Committee. The committee to which the administrative duties and responsibilities under the Plan are delegated pursuant to Section 15.4 hereof.

1.2 Affiliated Employer: The Employer and any corporation which is a member of a controlled group of corporations as defined in Code section 414(b) which includes the Employer, any trade or business (whether or not incorporated) which is under common control as defined in Code section
         414(c) with the Employer, or any service organization (whether or not incorporated) which is a member of an affiliated service group as defined in Code section 414(m) which includes the Employer and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

1.3      Age:  Age at nearest birthday.

1.4 Bargaining Unit: The bargaining unit described in any collective bargaining agreement in effect between the Employer and any union:

         (a)      The term Bargaining Unit however shall not mean:

                  (1) the bargaining unit located in Omaha, Nebraska described in the collective bargaining agreement between the Employer and the General Drivers and Helpers Union Local No. 554, International
                           Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America; and

                  (2) the bargaining unit described in the collective bargaining agreement between the Employer and the International Brotherhood of Teamsters, Chauffeurs,
                           Warehousemen & Helpers of America Local Union #135.

         (b) For purposes of this Plan, the collective bargaining agreement must be a bona fide collective bargaining agreement between bona fide Employee representatives and one or more employers.
                  The Employee representative must not include any organization where more than one-half (1/2) of the members of the organization are Employees who are owners, officers or executives of the Employer.

         (c) Whenever the Plan makes reference to an Employee included in a bargaining unit, he shall be deemed to be included if his status of Employment is such that his compensation, fringe benefits and working

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                  conditions are determined by such collective bargaining
                  agreement whether or not he is a member of the union.

1.5 Basic Employer Contributions: Employer Contributions made for the period prior to May 1, 1997 on behalf of a Participant in accordance with Article 3. Basic Employer Contributions are subject to the vesting schedules described in Article 8 and Article 6.

1.6 Beneficiary: The person(s) designated by the Employee as a Beneficiary under the Plan to receive death benefits. Subject to the consent requirements of Article 12, a Participant shall have the right to designate a Beneficiary for the receipt of any death benefits payable under the terms of the Plan and to change the Beneficiary from time to time. If a Beneficiary has not been so designated or if no Beneficiary survives the Participant, the Participant's estate shall be the designated Beneficiary. Any designation of a Beneficiary shall also be in accordance with Code section 401(a)(9).

1.7 Benefit Starting Date: The first day of the first period for which an amount is paid to a Participant in all forms, whether by reason of Retirement or Disability .

1.8 Board: The Employer's Board of Directors or other comparable governing body.

1.9 Code: The Internal Revenue Code of 1986, as now in effect and as hereinafter amended. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.10 Compensation: The Participant's total Standard 415 Compensation from the Employer during the Plan Year for Services rendered, such as wages, salary, overtime, commissions, bonuses and other remuneration that is reportable to the federal government for the purpose of withholding federal income taxes.

         (a) For purposes of allocating Contributions, Compensation shall also include any amount that would be reportable if it were not otherwise deferred by the Participant's election to have it contributed to a plan of the Employer as an Elective
                  Contribution.

         (b) For a Participant's first year of participation, Compensation shall be recognized as of the date the Participant entered the Plan.

         (c) For purposes of Basic Employer Contributions, Compensation for the 1997 Plan Year shall be recognized for the period of January 1, 1997 through April 30, 1997.

         (d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual

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                  compensation limit is $150,000, as adjusted by the
                  Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not
                  exceeding 12 months, over which Compensation is determined
                  (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the
                  OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  (1) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                  (2) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                  (3) For Plan Years beginning on or after January 1, 1989, but prior to January 1, 1994, the annual Compensation of each Participant shall not exceed $200,000, or such other amount established subsequent to 1989 by the Secretary of the Treasury in accordance with Code section 401(a)(17). For Plan Years beginning prior to January 1, 1989, a $200,000 limit (without regard to the rules of Code section 414(q)(6)) shall only apply to a Plan Year in which the Plan is determined to be top heavy (as described in Article 6) and shall not be adjusted.


         (e) For purposes of this limitation, the Family Member aggregation rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation under this definition prior to the application of this limitation.



1.11     Computation Period

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         (a)      For the purpose of determining an Employee's eligibility to participate in the Plan, the initial eligibility Computation
                  Period shall be the 12-consecutive month period beginning with an Employee's Employment Commencement Date (or, if applicable, his Re-Employment Commencement Date). The succeeding
                  eligibility Computation Period shall shift to the current Plan
                  Year which includes the anniversary of an Employee's
                  Employment Commencement Date (or, if applicable, his
                  Re-Employment Commencement Date). Thereafter, the eligibility
                  Computation Period shall be the 12-consecutive month period beginning on the first day of the Plan Year and ending on the last day of the Plan Year.

         (b) For the purpose of determining a Participant's vested interest, as described in Article 8, the vesting Computation
                  Period shall be the 12-consecutive month period beginning on the first day of the Plan Year and ending on the last day of the Plan Year.

1.12     Contributions:  Employer Contributions and Employee Contributions.

1.13 Deposit Account: An account in which the Employer shall hold any funds released in connection with the reduction, adjustment, or termination of any Participant's Account, or other transaction involving the Plan and to which no Participant, former Participant or Beneficiary shall be entitled.

1.14 Disability: A Participant's total and permanent disability as a result of disease or bodily injury so as to render the Participant incapable of engaging in any substantial gainful activity by reason of any medically determinable physical or mental impairment or impairments that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, provided that the Participant is eligible for and receives disability benefits under the Social Security Act. The Plan
         Administrator shall have the exclusive right of determining, with the assistance of a competent physician whether a Participant has suffered
         Disability. A certificate to that effect, executed by the Plan
         Administrator and supported by the affidavit of an examining physician, shall be sufficient evidence of such fact and may be so accepted by the Plan Administrator without further inquiry, provided that all Participants under similar circumstances shall be treated alike.

1.15 Disability Retirement Date: The first day of the calendar month following the month during which the Plan Administrator makes a determination that a Participant's incapacity is a Disability.

1.16 Early Retirement Date: Effective January 1, 1997, the first day of the calendar month (prior to his Normal Retirement Age) coincident with or next following the termination of Service of a Participant who attains age 55 and completes 6 Years of Service. For the Plan Years beginning prior to January 1, 1997 "6 Years of Service" shall be replaced for "7
         Years of Service".

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1.17     Effective Date: The initial effective date is February 1, 1983. The
         Plan was subsequently amended and restated effective as of April 1,
         1987, March 27, 1994 and January 1, 1997. This amended and restated
         Plan shall be effective as of the date of the registration of TSC ESOP
         Stock, except as otherwise provided herein.

1.18 Elective Contributions: Employer Contributions made to the Plan at the election of the Participant in lieu of cash compensation pursuant to a written salary reduction agreement. Elective Contributions are subject to the dollar limitation contained in Code section 402(g), are nonforfeitable when made, are distributable only as described in Regulation 1.401(k)-1(d), and are required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(2), the provisions of which are specifically incorporated herein by reference.
         With respect to any taxable year, a Participant's Elective
         Contributions are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code section
         401(k), any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan as described under Code section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement. Elective
         Contributions shall not include any deferrals properly distributed as excess annual additions.

1.19 Employee: An individual currently employed by the Employer. To the extent necessary to meet the requirements of Code section 414(n) or
         (o), the term "Employee" shall include a Leased Employee.

1.20 Employee Contributions: Nondeductible contributions made to the Plan by a Participant prior to January 1, 1987. Employee Contributions are nonforfeitable when made.

1.21     Employee in the Eligible Class: An Employee who is not an Excluded
         Employee.

1.22 Employer Stock Amounts: Employee Stock Ownership Amounts which were made on behalf of a Participant under the TSC Industries, Inc. Employee
         Stock Ownership Plan and transferred to this Plan pursuant to a merger on March 26, 1994, together with adjustments allocable thereto under the terms of the Plan.

         (a)      Employer Stock Amounts are allocated to the Employer Stock
                  Fund which shall consist of :

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                  (1)      Stock Account: Qualifying employer securities which
                           shall be expressed in terms of the number of units of
                           such qualifying employer securities and shall be
                           readily tradeable on an established securities market
                           pursuant to registration under the Securities and
                           Exchange Act; and

                  (2) Cash Account: All other funds attributable to Employer Stock Amounts.

         (b) Employer Stock Amounts are subject to the vesting schedules described in Article 8 and Article 6. Any Forfeitures reallocated as Employer Stock Amounts will be considered
                  Employer Stock Amounts for purposes of the Plan.

         (c) "Qualifying Employer Securities" are shares of common stock issued by the Employer. Such shares constitute "employer securities" as defined in section 409(l) of the Code.

1.23     Employer Stock Fund: An Investment Fund which holds Employer Stock
         Amounts as defined in Section 1.23 of the Plan.

1.24 Employer: Tractor Supply Company or any successor thereto, and any other member of the Affiliated Employer group which adopts this Plan.

1.25     Employer Contributions: Elective Contributions, Qualified Non-Elective
         Contributions, Matching Contributions, Special Employer Contributions,
         Employer Stock Contributions and Minimum Contributions made on behalf of a Participant.

1.26 Employment Commencement Date: The first date on which the Employee is credited with an Hour of Service.

1.27     Entry Date: January 1st and July 1st of every year.

1.28 ERISA: The Employee Retirement Income Security Act of 1974, as amended to date.

1.29 Excess Elective Contributions: Those Elective Contributions (as defined in Regulation 1.402(g)-1(e)) that are includible in a Participant's gross income under Code section 402(g) to the extent such Participant's
         Elective Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Contributions shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

1.30     Excluded Employee:  An Employee who is:

         (a)      a Leased Employee

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         (b)      a Bargaining Unit Employee.

1.31 Family Member: With respect to an affected Participant, such Participant's Spouse and such Participant's lineal ascendants and descendants and their spouses, all as described in Code section
         414(q)(6)(B).

1.32     Five Percent Owner: Any individual within the meaning of Code section
         416(i)(l)(B)(iii) who owns (or is considered as owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any individual who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) shall be treated as separate employers.

1.33     Forfeiture: A Participant's non-vested interest in his Participant's
         Account upon his termination of Service as described in Article 8.

1.34 414(s) Compensation: For the purpose of testing nondiscrimination in the Plan, 414(s) Compensation shall mean a Participant's Compensation plus any amounts that would be paid to the Employee during the Plan
         Year except for the Employee's election to defer such compensation under a cafeteria plan described in Code section 125, a cash or deferred arrangement described in Code section 402(e)(3), a simplified employee pension plan described in Code section 402(h)(i)(B), a tax exempt plan described in Code section 403(b), an eligible deferred compensation plan under Code section 457(b), and an employee contribution pick-up plan under Code section 414(h)(2). The amount of 414(s) Compensation with respect to an Employee shall include 414(s)
         Compensation for the Plan Year, except that the Employer will limit the period taken into account under this method to that portion of the Plan
         Year in which the Employee was an "eligible Employee", provided this limit is applied uniformly to all eligible Employees under the Plan (or portion thereof). For purposes of Code section 401(k) or 401(m), "eligible Employee" is as described in Regulations 1.402(k)-1(g)(4) and 1.401(m)-(f)(4).

1.35 415 Compensation: Compensation used to determine (a) the maximum permissible annual additions with respect to a Participant for a Limitation Year under Code section 415 pursuant to Article 4 of the Plan, (b) the identity of a Highly Compensated Employee as described in Code section 414(q), (c) the identity of a key Employee as described in Code section 416(i)(l) pursuant to Article 6 of the Plan, and (d) the required Minimum Contribution as described in Code section 416(c)(2).
         For purposes of determining the identity of a Highly Compensated
         Employee, a Non-Highly Compensated Employee or a key

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         Employee,415 Compensation shall include deferrals under Code sections
         125, 402(a)(8), 402(h) and 403(b) made on behalf of a Participant during a Plan Year. 415 Compensation for any Limitation Year is the
         compensation actually paid or includible in gross income during such year.

1.36     Hardship Withdrawal:

         (a) A distribution from a Participant's Account that is necessary to satisfy an immediate and heavy financial need of a Participant. The Employer shall, in accordance with uniform and non-discriminatory standards herein set forth in the Plan, determine the existence of financial hardship and the amount to be withdrawn to alleviate such hardship. A withdrawal will be deemed to be made on account of an immediate and heavy financial need if it is made on account of:

                  (1) Expenses for medical care (as described in Code section 213(d)) incurred by the Participant, his Spouse or any of his dependents (as defined in Code section 152) or necessary for these persons to obtain such medical care; or

                  (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

                  (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents;
                           or

                  (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                  (5) Any other expense deemed a hardship by the Commissioner of Internal Revenue as set forth in a Revenue Ruling, Notice or other document of general applicability.

         (b) A withdrawal will be deemed to be necessary to satisfy the Participant's financial need if all the following requirements are satisfied:

                  (1) The withdrawal is not in excess of the amount of the Participant's immediate and heavy financial need
                           (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

                  (2) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer;

                  (3) Elective Contributions and Employee Contributions made on behalf of the Participant under the Plan and all other plans (as

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                           described in Regulation 1.401(k)-1(d)(2)(iv)(B)(4))
                           maintained by the Affiliated Employer are suspended
                           for a period of 12 months commencing as of the date
                           of receipt of the Hardship Withdrawal; and

                  (4) The amount of Elective Contributions made on behalf of a Participant under the Plan and all other plans maintained by the Affiliated Employer during the Participant's taxable year immediately following the taxable year in which he has made a Hardship
                           Withdrawal does not exceed the applicable dollar limit under Code section 402(g) for such next taxable year, less the amount of Elective Contributions made on his behalf during the taxable year in which he made the Hardship Withdrawal.

1.37 Highly Compensated Employee: The term Highly Compensated Employee includes active Highly Compensated Employees and former Highly
         Compensated Employees.

         (a)      (1)       An active Highly Compensated Employee includes any
                            Employee who performs Service for an Affiliated
                            Employer during the determination year and who,
                            during the look-back year:

                           (A)      received 415 Compensation from an Affiliated
                                    Employer in excess of $75,000 (as adjusted pursuant to Code section 415(d));

                           (B)      received 415 Compensation from an Affiliated
                                    Employer in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was member of the Top-Paid Group for such year;
                                    or

                           (C) was an officer (within the meaning of Code section 416(i) and the Regulations thereunder) of the Employer and received 415
                                    Compensation during such year that is
                                    greater than 50 percent of the dollar
                                    limitation in effect under Code section
                                    415(b)(1)(A).

                  (2)      An active Highly Compensated Employee also includes:

                           (A)      Employees who are both described in
                                    subsection (1) above if the "determination year" is substituted for "look-back year" and the Employee is one of the 100 Employees who received the most 415 Compensation from an Affiliated Employer during the determination year (the Employer may elect not to apply the 100-Employee Rule for the determination year); and

                           (B) Employees who are Five Percent Owners at any time during the look-back year or determination year.

                                       15

                  (3) If no officer has satisfied the 415 Compensation requirement of subsection (1)(C) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                  (4) The number of officers is limited to 50 (or, if less, the greater of 3 Employees or 10% of Employees).

         (b) A former Highly Compensated Employee includes any Employee who separated from Service (or was deemed to have separated) prior to the determination year, performs no Service for an Affiliated Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         (c) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top Paid Group, the top 100 Employees, the number of Employees treated as officers and the 415 Compensation that is considered, will be made in accordance with Code section 414(q) and the Regulations thereunder.

         (d) For the purpose of identifying a Highly Compensated Employee the "determination year" shall be the Plan Year. The "look-back year" shall be the twelve-month period immediately preceding the determination year.

1.38 Hour of Service: An Hour of Service which must, as a minimum, be counted for the purposes of determining a Year of Service and a 1-Year Break in Service means:

         (a) Each hour for which an Employee is paid or entitled to payment, for the performance of duties for the Employer during the applicable Computation Period during which the duties are performed; and

         (b) Each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided no more than 501 Hours of Service are required to be credited under this paragraph to an Employee on account of any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Such hours will be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the Computation Period in which the award agreement or payment is made. The same Hours of Service shall not be credited under both subparagraph (a) or subparagraph (b) as the case may be, and under this subparagraph (c). Hours of Service will be credited for employment with the Affiliated Employer. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code section 414(n) or Code section 414(o) and the Regulations thereunder.

         (d) For purposes of determining whether a 1-Year Break in Service for participation and vesting purposes has occurred in a Computation Period, the Plan must also treat as an Hour of Service each hour for which an Employee is absent due to a paid or unpaid maternity or paternity absence from work if such absence is caused by pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring of such child for a period beginning immediately following such birth or placement. Up to 501 Hours of Service may be credited only in the year in which the maternity or paternity absence begins if the Employee would be prevented from incurring a 1-Year Break in Service by sole virtue of these service credits or, in any other case, in the immediately following year. No credit will be given for a maternity or paternity absence unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is due to one of the reasons listed above, and the number of days for which there was such an absence.

         (e) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment. Any records of the Employer, such as payroll records, which accurately reflect Hours of Service may be used to determine the Hours of Service creditable to a particular Employee.

1.39     Investment Fund: Any fund in which investment is permitted by the Plan.

1.40 Leased Employee: Any individual who, pursuant to an agreement between the Employer and any other entity ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the Employer.

         (a) Contributions or benefits provided for a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

         (b) A Leased Employee shall not be considered an Employee of the Employer if:

                  (1) such Employee is covered by a money purchase pension plan providing:

                           (A) a nonintegrated employer contribution rate of at least 10 percent of 415 Compensation, including Elective Contributions, made on behalf of such employee;

                           (B)      immediate participation; and

                           (C)      full and immediate vesting; and

                  (2) Leased Employees do not constitute more than 20 percent of the Affiliated Employer's non-highly compensated work force (as set forth in Code section 414(n)(5)(C)). Clause (1)(B)) shall not apply to any individual whose 415 Compensation from the leasing organization in each Plan Year during the four-year period ending with the relevant Plan Year is less than $1,000.

1.41     Limitation Year:  The Plan Year.

1.42 Matching Contributions: Employer Contributions made on behalf of a Participant on account of a Participant's Elective Contributions, in accordance with Article 3. Matching Contributions are subject to the vesting schedules described in Article 8 and Article 6 and are required to satisfy the actual contribution percentage test described in Article 5.

1.43 Minimum Contributions: Non-Elective Contributions required to be made in accordance with Article 6 on behalf of certain eligible Participants who are non-key Employees in any Plan Year in which the Plan is top heavy.

1.44 Net Profits: The Employer's income or profits for a year as shown upon the statement of the independent auditors of the Employer for said year without any reduction for taxes based upon income or for Employer Contributions to this Plan and any other qualified plan.

1.45 Non-Elective Contributions: Minimum Contributions made on behalf of a Participant in accordance with Article 6.

1.46 Non-Highly Compensated Employee: An Employee of the Affiliated Employer who is not a Highly Compensated Employee or a Family Member of a Highly Compensated Employee.

1.47 Normal Retirement Age: The Normal Retirement Age of a Participant shall be his 65th birthday.

1.48 Normal Retirement Date: The first day of the calendar month coincident with or next following the date a Participant attains his Normal Retirement Age.

1.49 1-Year Break in Service: An eligibility Computation Period or vesting Computation Period during which the Participant does not complete more than 500 Hours of Service.

1.50 Optional Employer Contributions: Discretionary Contributions made on behalf of a Participant prior to January 1, 1997. Optional Employer Contributions are subject to the vesting schedules in Article 8 and
         Article 6.

1.51 Participant: Any Employee or former Employee who is participating in the Plan in accordance with its provisions. The term "Participant" shall include an inactive Participant, if applicable, a former Participant and an alternate payee as described in Code Section 414(p), except that such Participant or alternate payee shall not be entitled to have any Contributions and, if applicable, Forfeitures made on his behalf. For the purpose of a nondiscrimination test as described in
         Article 5, if an Elective Contribution is required as a condition of participation in the Plan, then any Employee who could be a Participant in the Plan shall be treated as an eligible Participant on behalf of whom no Contributions have been made.

1.52 Participant's Account: The individual account maintained for a Participant in accordance with the terms of the Plan, as described in
         Article 7.

1.53 Plan: Tractor Supply Company Restated 401(k) Retirement Plan as contained herein and as amended from time to time.

The Plan is designed to qualify as a profit-sharing plan for purposes of Code section 401(a) and include a qualified cash or deferred arrangement under Code section 401(k).

1.54 Plan Administrator: The Employer or any individual(s) or entity designated in writing by the Employer and any successor thereto.

1.55 Plan Year: Effective January 1, 1996, the 12 consecutive month period beginning on January 1st and ending on the next following December 31st. For Plan Years prior to 1996, the Plan Year was the 12 consecutive month period ending on the last Saturday in March. The Plan Year that began on March 26, 1995 was short. It began on March 26, 1995 and ended on December 31, 1995.

1.56 Postponed Retirement Date: The first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer after his Normal Retirement Date for any reason other than death.

1.57 Qualified Domestic Relations Order: Any judgment, decree or order made pursuant to a state's domestic relations law (within the meaning of Code section 414(p)), which relates to provision of child support, alimony payments or marital property rights to an alternate payee of a Participant. Upon receipt of a domestic relations order, the Plan Administrator shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of the domestic relations order. An alternate payee is a Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under a plan with respect to such Participant. Distributions to an alternate payee pursuant to a Qualified Domestic Relations Order shall be made without respect to the age or employment status of the Participant.

1.58 Qualified Election Period shall mean the five-Plan-Year period beginning with the Plan Year after which the Participant first becomes a Qualified Participant.

1.59 Qualified Non-Elective Contributions: Employer Contributions made to the Plan in accordance with Article 3. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as described in Regulation 1.401(k)-1(d). If necessary, the Employer may elect to use Qualified Non-Elective Contributions to satisfy either the actual deferral percentage test or the actual contribution percentage test, if applicable, both of which are described in Article 5.

1.60 Qualified Participant shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

1.61 Re-Employment Commencement Date: The first day following a 1-Year Break in Service on which the Employee is credited with an Hour of Service.

1.62 Regulation: An Income Tax Regulation as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

1.63 Retirement Date: The date a Participant attains his Normal Retirement Date, Postponed Retirement Date, Early Retirement Date or Disability Retirement Date, whichever is applicable to a Participant.

1.64 Rollover Amounts: Any contributions made to the Plan pursuant to Code sections 402(c) and 408(d), in accordance with Article 3.

1.65     Service:  A period of uninterrupted employment with the Employer.

         (a) Unless employment is actually terminated, temporary absence for a period authorized by the Employer because of disability, sickness or injury, or absence for any period during an authorized vacation, leave of absence or layoff, or by reason of jury duty, or by reason of service with the armed forces of the United States of America to the extent provided below, shall not be construed as interrupting Service and shall be included in determining length of Service with the Employer, subject to Sections 1.36 and 1.47 of the Plan. The Employer's leave of absence policy shall be granted in a uniform and non-discriminatory manner with respect to all Participants under similar circumstances.

         (b) If the employment of an Employee is actually terminated or interrupted for any reason other than for service with the armed forces of the United States of America to the extent provided below, and if at any time he subsequently resumes employment with the Employer, he shall be treated as any other new Employee for the purposes of the Plan, except that his prior period of uninterrupted employment with the Employer shall be included in determining the length of his Service. Such prior period of employment will be included in accordance with the Break in Service rules of Section 1.75 and
                  Article 8.6

         (c) In the case of an Employee whose employment is terminated or interrupted by reason of service with the armed forces of the United States of America and who subsequently resumes employment with the Employer, he shall be treated as any other new Employee for the purposes of the Plan except that (a) his prior period of uninterrupted employment with the Employer shall be included in determining the length of his Service, and (b) if he returns to active employment within 90 days following his discharge from said armed forces, his period of service with said armed forces as well as his prior period of uninterrupted employment with the Employer shall be included in determining the length of his Service.

         (d) Any service as a sole proprietor or partner of a predecessor business organization prior to becoming an Employee of the Employer shall not be taken into consideration as Service with the Employer for the purposes of the Plan.

1.66 Short Plan Year: A Plan Year of less than a twelve month period. In the event that the Plan has a Short Plan Year, the determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation 2530.203-2(c).

1.67 Special Employer Contributions: Qualified Non-Elective Contributions made on behalf of a Participant listed in Schedule A and in accordance with Article 3.

1.68 Spouse: The Spouse or surviving Spouse of the Participant. A former Spouse may be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code section 414(p).

1.69 Standard 415 Compensation: A Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for Services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following:

         (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are excludible from the Employee's gross income, or any distributions from a plan of deferred compensation;

         (b) Contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution;

         (c) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (d) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (e) Other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

1.70 Top Paid Group: The top twenty percent of the Employees who performed Services for the Employer during the applicable year pursuant to Code section 414(q) and the Regulations thereunder. Such Employees are ranked on the basis of 415 Compensation paid during such Plan Year. Affiliated Employers shall be taken into account as a single Employer, and Leased Employees shall be treated as Employees pursuant to Code section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees. For purposes of determining the number of Employees in the Top Paid Group, the exclusions under Code sections 414(q)(8)(A),(B),
         (C) and (D) shall not apply. Employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer are included, except as otherwise provided under Code section 414(q) and its Regulations.

1.71 Trust Agreement: The agreement, as amended from time to time, entered into between the Employer and the Trustees to carry out the purposes of the Plan.

1.72 Trust Fund: The cash and other investments held and administered by the Trustees in accordance with the provisions of the Plan and the Trust Agreement.

1.73 Trustees: Trustees or Successor Trustees of the Tractor Supply Company Restated 401(k) Retirement Plan as amended from time to time.

1.74 Valuation Date: Except as provided in Article 6, the last day of the Plan Year and such other dates during the Plan Year, as selected by the Plan Administrator for valuing the assets under the Plan.

1.75 Voluntary Individual Retirement Amounts: Deductible Employee contributions made to the Plan by a Participant prior to January 1, 1987. Voluntary Individual Retirement Amounts are nonforfeitable when made.

1.76     Year of Service:

         (a) An Employee shall be considered to have rendered a Year of Service if he completes at least 1,000 Hours of Service during the applicable Computation Period.

         (b) If an Employee's Service is terminated and if at any time he subsequently resumes his employment with the Employer, his prior Years of Service shall be taken into account in computing his Years of Service subject to the following rules:

                  (1) Any former Participant who, under the Plan, had no nonforfeitable right to any interest in the Plan resulting from Employer Contributions, upon termination of employment, shall lose credits for Years of Service before a Break in Service if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five or (B) the aggregate number of his pre-break Years of Service. Such aggregate number of Years of Service before such breaks shall not include any Years of Service which are not required to be taken into account by reason of any prior break in Service.

                  (2) In the case of a Participant who has five consecutive 1-Year Breaks in Service, Years of Service completed after such 5 year period shall not be taken into account for purposes of determining the nonforfeitable percentage of his account balance derived from Employer Contributions which accrued before such 5 year period.

         (c) An Employee who becomes an Excluded Employee but who remains in the employ of the Employer and who completes at least 1,000 Hours of Service during a vesting Computation Period shall accrue a Year of Service for each such vesting Computation Period.

                    Article 2. ELIGIBILITY AND PARTICIPATION


2.1      Entry Dates and Eligibility Requirements.

         (a)(1) Each Employee in the Eligible Class shall become a Participant on the first Entry Date coincident with or next following his completion of one Year of Service and attainment of Age 21.

            (2) Regardless of the Age and Service requirements above, an Employee in the Eligible Class who is employed on May 1, 1997 shall become a Participant on May 1, 1997.

         (b) Notwithstanding the requirements set forth above, an Employee in the Eligible Class may become a Participant in the Plan solely for the purpose of contributing a Rollover Amount.

         (c) In the event that an Excluded Employee becomes an Employee in the Eligible Class, he shall become a Participant in the Plan solely for the purpose of contributing a Rollover Amount.

2.2 Re-Employment of an Employee. An Employee in the Eligible Class who was not previously a Participant and who has had a 1-Year Break in Service and who, prior to that break, had satisfied the Service requirement shall become a Participant on the first Entry Date on which he again becomes an Employee in the Eligible Class and satisfies the Age requirement.

2.3 Re-Employment of a Former Participant. An Employee in the Eligible Class who was previously a Participant whose Service with the Employer terminated shall become a Participant on the day on which he resumes Service with the Employer.

2.4 Amended and Restated Plan. All Participants under the Plan as in effect on June 30, 1997 shall continue to be Participants hereunder on the Amendment and Restatement date effected upon approval of Registration of TSC ESOP Stock.

                            Article 3. CONTRIBUTIONS


3.1 Elective Contributions. The Employer shall contribute to the Plan during the Plan Year on behalf of each Participant, as an Elective Contribution, that portion of Compensation otherwise payable by the Employer to the Participant that such Participant has elected to be deferred and contributed to the Plan in that Plan Year. In no event shall the portion of Compensation to be deferred be less than 1% of the Participant's Compensation nor more than 15% of the Participant's Compensation up to the maximum described below.

         (a)      (1)      The percentage of Elective Contributions to be
                           deferred shall be elected by the Participant in a written salary reduction agreement between the Participant and the Employer. The salary reduction agreement shall be in such form and subject to such rules as the Employer shall prescribe. Such agreement shall specify the percentage the Participant has elected to defer and contribute to the Plan.

                  (2) A Participant may elect to commence or modify Elective Contributions on January 1st and July 1st. In addition, a Participant may terminate his Elective Contributions at any time.

         (b) In any Plan Year beginning after December 31, 1987, the amount of Elective Contributions for any Participant under this Plan, together with the Elective Contributions (as defined in Code section 402(g)(3)) made on behalf of a Participant in any other qualified plan maintained by the Employer, shall not exceed the dollar limitation contained in Code section 402(g) in effect at the beginning of each calendar year. The Plan shall distribute to the Participant, upon notification from the Participant of the amount of Excess Elective Contributions received by the Plan, any amount in excess of such limit. Such amount shall be adjusted for gain or loss in accordance with the method used for excess contributions as described in
                  Article 5. Notwithstanding any other provision of the Plan, such excess amount shall be distributed not later than the April 15th following the calendar year in which such excess amount is made. A Participant is deemed to notify the Plan Administrator of any Excess Elective Contributions that arise by taking into account only those Elective Contributions made to this Plan and any other plans of the Affiliated Employer.

3.2 Matching Contributions. The Employer may make a Matching Contribution each Plan Year in accordance with the following formula:

         (a)      100% of the first 3% of Elective Contributions made under
                  Section 3.1 above, and

         (b) 50% of the next additional 4% of Elective Contributions made under Section 3.1 above.

         In no event shall the total Matching Contribution made on behalf of a Participant exceed 5% of such Participant's Compensation in any Plan Year.

3.3      Basic Employer Contribution.

         (a) For Plan Years prior to May 1, 1997, the Employer may make a Basic Employer Contribution each Plan Year of an amount that shall be determined and authorized by resolution of the Board of Directors. The percentage for such Contribution is currently set at 2% of a Participant's Compensation.

         (b) In no event shall a Basic Employer Contribution be made on behalf of a Participant whose employment terminates prior to the end of the applicable Plan Year.

3.4 Special Employer Contributions. For each Plan Year ending on or before the date described on Schedule A, the Employer will make a Special Employer Contribution in behalf of each Participant listed in Schedule
         A. Such Contribution will be equal to the monthly contribution amount listed on the Schedule for each Participant multiplied by twelve, or in the case of a Participant who terminates during the Plan Year, the monthly contribution multiplied by the number of months employed during such Plan Year. However, for the Short Plan year that began on March 26, 1995, the monthly contribution amount listed on the Schedule shall be multiplied by nine.

3.5 Qualified Non-Elective Contributions. The Employer may make Qualified Non-Elective Contributions in accordance with Articles 5 and 6.

3.6 Rollover Amounts. The Plan may accept a Rollover Amount from an Employee provided that, such amount qualifies as a Rollover Amount pursuant to Code sections 402(c) and 408(d), and all of the following conditions are met:

         (a) the amount distributed from such plan is transferred to this Plan no later than the 60th day after such distribution was received by the Employee;

         (b) the amount transferred to this Plan does not include any amounts contributed by the Employee to the prior plan;

         (c) no part of the rollover is a distribution from a plan that was required due to the age of the Employee pursuant to section 401(a)(9) of the Code;

         (d) the rollover of funds does not constitute a direct or indirect transfer from a plan which was subject to the qualified joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code;

         (e)      the Participant shall be 100% vested in any such Rollover
                  Amount;

         (f) the Plan may require, as a condition of accepting a Rollover Amount on behalf of a Participant, an opinion of counsel that such amount qualifies as a permitted Rollover Amount and the Employer may rely on such opinion; and

         (g) the Plan may require that a Participant pay the cost of such opinion as a condition of accepting such amount.

         Such rollover may also be made through an Individual Retirement Plan qualified under section 408 of the Code, where the Individual Retirement Plan was used solely as a conduit from the plan from which the distribution was made and the rollover is made in accordance with subsections (a) through (g) of this Section; provided, further, that the amount so transferred does not include contributions made by the Employee to the Individual Retirement Plan or earnings on such contributions. Furthermore, a rollover of "accumulated deductible employee contributions" (as defined by section 72(o) of the Code) may be made if and to the extent permitted by the Secretary of the Treasury.

3.7 Employer Stock Contributions. Employee Stock Ownership Contributions made prior to March 26, 1994. For Plan Years beginning on or after March 26, 1994, the Employer will no longer make such Contributions.

3.8 Contributions Subject to Employer Discretion. Employer Contributions shall be made, without regard to the Employer's current or accumulated Net Profits.

3.9 Annual Deductible Limits. In no event shall Employer Contributions made hereunder during a taxable year of the Employer exceed the annual deductible limit for Employer Contributions to a qualified profit-sharing plan as set forth in Code section 404(a)(3) as limited by Code section 404(j).

3.10 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after an Employer Contribution has been made, the Employer shall make a subsequent Employer Contribution, so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.11 Inclusion of Ineligible Employees. If, any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after an Employer Contribution for the year has been made, except as provided in Article 17.2(b), the Employer shall not be entitled to recover such Employer Contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

                           Article 4. ANNUAL ADDITIONS


4.1 Limitations. In no event shall the amount of annual additions credited to a Participant's accounts under all qualified plans maintained by the Affiliated Employer, or a welfare benefit fund (as defined in Code section 419(e)) maintained by the Affiliated Employer, or an individual medical account (as defined in Code Section 415(1)(2)) maintained by the Affiliated Employer, exceed the maximum permissible amount (as described below) for any Limitation Year. Affiliated Employers will be determined pursuant to the modifications made by Code section 415(h).

4.2 Qualified Plans Included in the Determination. In determining the maximum permissible amount, the following rules shall apply with respect to multiple qualified plans:

         (a) All defined contribution plans of the Affiliated Employer (whether terminated or not) will be considered one plan.

         (b) All defined benefit plans of the Affiliated Employer (whether terminated or not) will be considered one plan.

4.3 Maximum Permissible Amount. The maximum annual additions that may be credited to a Participant's Account in a Limitation Year is the lesser of (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code section 415(b)(1)(A)) or (b) 25% of the Participant's 415 Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum permissible amount will not exceed the defined contribution maximum dollar amount multiplied by the following fraction:

                  number of months in the short Limitation Year
                  ---------------------------------------------
                                     twelve

4.4 Allocations Included in Annual Additions. Amounts included in determining the annual additions for a Limitation Year shall mean the sum of the following allocations and contributions:

         (a)      Affiliated Employer contributions;

         (b)      Employee contributions, if applicable;

         (c)      Forfeitures, if applicable;

         (d) Amounts allocated, after March 31, 1984, to an individual medical account as defined in Code section 415(l)(2) which is part of a pension or annuity plan maintained by the Affiliated Employer, if applicable; and

         (e) Additions to a separate medical benefit account which provides post-retirement benefits to key Employees (as defined in Code section 419A(d)(3)) maintained under a welfare benefit fund (as defined in Code section 419(e)) for a Participant by an Affiliated Employer, if applicable, provided that such amount is not subject to the maximum limit of 25% of 415 Compensation.

4.5 Allocations Not Included in Annual Additions. The following allocations to a Participant's Account shall not be included in determining annual additions:

         (a)      Rollover Amounts;

         (b)      Loan repayments made by a Participant to the Plan;

         (c) Distributions from the Plan that a re-employed Participant repays to the Plan under Code section 411(a)(7)(B);

         (d) Distributions of a Participant's mandatory contributions that a Participant repays to a plan under Code section 411(a)(3)(D);

         (e) Employee contributions to a simplified employee pension plan excludible from gross income under Code section 408(k)(6);

         (f)      Transfer of funds from one qualified plan to another; and

         (g)      Earnings on Contributions.

4.6 Combined Plan Limitations. If a Participant is also participating in a tax-qualified defined benefit plan maintained by the Affiliated Employer, the sum of the Participant's defined contribution plan fraction and defined benefit plan fraction, as described below, will not exceed 1.0 for any Limitation Year.

         (a) The numerator of the defined contribution fraction is the sum of the annual additions to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Affiliated Employer for the current and all prior Limitation Years. The numerator also includes the annual additions attributable to the Participant's nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Affiliated Employer; the annual additions attributable to all welfare benefit funds as defined in Code section 419(e) maintained by the Affiliated Employer; and the annual additions attributable to an individual medical account, as defined in Code section 415(l)(2) maintained by the Affiliated Employer. The denominator of the defined contribution fraction is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Affiliated Employer (regardless of whether a defined contribution plan was maintained by the Affiliated Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the defined contribution dollar limitation or 35 percent of the Participant's 415 Compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Affiliated Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of the defined contribution fraction, will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. Notwithstanding the foregoing, and if applicable, for any Limitation Year in which the Plan was top heavy, as described in Article 6, "100" shall be substituted for "125" unless the Employer elects to increase the top heavy minimum allocation as described in Section 6.3 of the Plan. For any Plan Year in which this Plan was a super top heavy Plan, "100" shall be substituted for "125" in any event.

         (b) The numerator of the defined benefit fraction is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Affiliated Employer and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code sections 415(b) and (d) or 140 percent of a Participant's highest average 415 Compensation for three consecutive Years of Service, including any adjustments under Code section 415(b).

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Affiliated Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1996. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987. Notwithstanding the foregoing and if applicable, for any Limitation Year in which such defined benefit plan or plans were top heavy, "100" shall be substituted for "125" unless the Employer elects to increase the top heavy minimum allocation in this Plan as described in Section 6.3 of the Plan. For any Plan Year in which this Plan was a super top heavy plan, "100" shall be substituted for "125" in any event.

4.7 Adjustments to Participant's Allocations. If the annual additions with respect to a Participant under other defined contribution plans and welfare benefit funds maintained by the Affiliated Employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

4.8 Correction of Excess Annual Additions. If the annual additions made with respect to a Participant in any Limitation Year would exceed the Code section 415 limitation due to a reasonable error in the estimation of a Participant's 415 Compensation, or a reasonable error in determining the amount of Elective Contributions that may be made with respect to an individual under the limits of Code section 415, or the allocation of Forfeitures, or other limited facts and circumstances that the Commissioner of Internal Revenue Service finds justify the availability of this Section, then the following steps shall be taken, in the order indicated, until such excess ceases to exist:

         (a) Any unmatched nondeductible Employee contributions (with any gains thereon), to the extent such contributions would reduce the excess amount, will be returned to the Participant;

         (b) Any unmatched Elective Contributions (with any gains thereon), to the extent such contributions would reduce the excess amount, will be returned to the Participant;

         (c) Any matched nondeductible Employee Contributions (with any gains thereon), to the extent such contributions would reduce the excess amount, will be returned to the Participant. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these nondeductible Employee contributions, to the extent such contributions would reduce the excess amount, will be treated as follows: if the Participant is covered by the Plan at the end of the Limitation Year, such excess amount in the Participant's Account will be used to reduce Employer Contributions for such Participant in the next Limitation Year, and succeeding Limitation Years, as necessary. If the Participant is not covered by the Plan at the end of the Limitation Year, such excess amount will be held unallocated in a suspense account and used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan;

         (d) Any matched Elective Contributions (with any gains thereon), to the extent such contributions would reduce the excess amount, will be returned to the Participant. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these Elective Contributions, to the extent such contributions would reduce the excess amount, will be treated in accordance with the same procedure which is applied to the Employer matching contributions (with any gains thereon) under the preceding subparagraph (c);

         (e)      If, after the application of subparagraphs (a), (b), (c), and
                  (d), an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, as necessary;

         (f)      If, after the application of subparagraphs (a), (b), (c), and
                  (d), an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account, and used to reduce Employer Contributions for the next Limitation Year, and succeeding Limitation Years, as necessary, for all of the remaining Participants in the Plan;

         (g) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions or any Employee contributions, if applicable, which would constitute annual additions may be made to the Plan for that Limitation Year. Excess amounts attributable to Employer Contributions (other than Elective Contributions) may not be distributed to Participants or former Participants.

        (h) Notwithstanding anything to the contrary in this Section 4.8, amounts attributable to Forfeitures from a Participant's Employer Stock Amount shall be reduced prior to the reduction of any other Contributions.

4.9 Compliance with Code Section 415. Notwithstanding anything contained in this Article to the contrary, the limitations, adjustments and other requirements prescribed in this Article shall at all times comply with the provisions of Code section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                      Article 5. NONDISCRIMINATION TESTING


5.1 Requirements. In order that Contributions made under the Plan do not discriminate in favor of Highly Compensated Employees, the actual deferral percentage test in Code section 401(k)(3) and, if applicable, the actual contribution percentage test in Code section 401(m) shall be met each year. Insofar as is permissible, the provisions of Code sections 401(k)(3) and 401(m) and the Regulations thereof are incorporated herein by reference. The determination and treatment of the actual deferral percentage and the actual contribution percentage shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

5.2      Actual Deferral Percentage Test.

         (a) The "actual deferral percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the specified group).

                  (1)      The average of the ratios shall be:

                           (A) The amount of Employer Contributions actually paid over to the Plan on behalf of each Participant for the Plan Year to

                           (B) The Participant's 414(s) Compensation for such Plan Year.

                  (2)      Employer contributions shall include:

                           (A) Any Elective Contributions (including Excess Elective Contributions of Highly Compensated Employees), but excluding (i) Excess Elective Contributions of Non-Highly Compensated Employees that arise solely from Elective Contributions made under this Plan or other plans of the Employer and (ii) Elective Contributions that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without including such Elective Contributions); and

                           (B) At the election of the Employer, any Qualified Non-Elective Contributions or qualified matching contributions, if applicable.



         (b) For each Plan Year beginning after December 31, 1986, the "actual deferral percentage test" must satisfy one of the following tests:

                  (1) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (2) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2, provided that the actual deferral percentage for Participants who are Highly Compensated Employees does not exceed the average deferral percentage for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

5.3 Actual Contribution Percentage Test. For each Plan Year beginning after December 31, 1986:


         (a) The actual contribution percentage shall mean the average of the contribution percentages of the eligible Participants in a group.

                  (1) The "contribution percentage" shall mean the ratio (expressed as a percentage) of the Participant's contribution percentage amounts to the Participant's 414(s) Compensation for the Plan Year.

                  (2) The "contribution percentage amounts" shall mean the sum of any employee contributions, matching contributions, and qualified matching contributions (to the extent not taken into account for purposes of the actual deferral percentage) made under the Plan on behalf of a Participant for the Plan Year.

                           (A) Such contribution percentage amounts shall not include matching contributions that are forfeited either to correct excess aggregate contributions (as described below) or because the Contributions to which they relate are Excess Elective Contributions, excess contributions or excess aggregate contributions.

                           (B) Such contribution percentage amounts may include Elective Contributions and Qualified Non-Elective Contributions that meet the applicable requirements of the Regulations under Code section 401(k). The actual deferral percentage test must be met before Elective Contributions can be used as contribution percentage amounts.

         (b) The "actual contribution percentage test" must satisfy one of the following tests:

                  (1) The actual contribution percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (2) The actual contribution percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2, provided that the actual contribution percentage for Participants who are Highly Compensated Employees does not exceed the actual contribution percentage for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

5.4      Special Rules.

         (a) The actual deferral percentage for any eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions and any other contributions necessary to satisfy the tests allocated to his accounts under two or more arrangements described in Code section 401(k) that are maintained by the Affiliated Employer shall be determined as if all such contributions were made under a single arrangement.

                  (1) If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as one cash or deferred arrangement with respect to such Employee. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated in Regulations under Code section 401(k).


                  (2) In the event that the Plan satisfies the requirements of Code sections 401(a)(4), 401(k) and/or 401(m), or 410(b) only if aggregated with one or more other plans or, if one or more other plans satisfy the requirements of Code sections 401(a)(4), 401(k) and/or 401(m), or 410(b) only if aggregated with this Plan, the actual deferral percentages and/or the actual contribution percentages of eligible Participants shall be determined as if all such plans were a single plan. For Plan Years beginning after December 31, 1988, plans may be aggregated to satisfy Code sections 401(k) and 401(m) only if they have the same plan year.

                  (3) For purposes of determining the actual deferral percentage of a Participant who is a Five Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Elective

                           Contributions (and Qualified Non-Elective
                           Contributions or qualified matching contributions, or both if treated as Elective Contributions for purposes of the actual deferral percentage test) and 414(s) Compensation of such Participant shall include the Elective Contributions (and, if applicable, Qualified Non-Elective Contributions and qualified matching contributions, or both) and 414(s) Compensation for the Plan Year of Family Members (as defined in Code section 414(q)(6)).

         (b) The actual contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee contributions, matching contributions (or, as applicable, qualified matching contributions or Qualified Non-Elective Contributions or Elective Contributions treated as matching contributions for the Plan Year) allocated to his accounts under two or more plans maintained by the Affiliated Employer, shall be determined as if the total of such contribution percentage amounts was made under one plan, unless disaggregation is required by Regulations under Code section 401(m).

                  (1) If a Highly Compensated Employee participates in two or more plans that have different plan years, this Subsection (b) is applied by treating all plans whose plan years end with or within the same calendar year a single plan.

                  (2) For purposes of determining the contribution percentage of a Participant who is a Five Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the contribution percentage amounts and 414(s) Compensation of such Participant shall include the contribution percentage amounts and 414(s) Compensation for the Plan Year of Family Members.

5.5 Aggregate Family Group. Family Members with respect to a Five Percent Owner or with respect to one of the ten most highly-paid Highly Compensated Employees shall be disregarded as separate Employees in determining the actual deferral percentage test and, if applicable, the actual contribution percentage test both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

5.6 Multiple Use Limitation. For Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative limit as described in Code section 401(m)(9)(A), the provisions of Regulations 1.401(m)-2(b) are incorporated herein by reference. In the event that the multiple use limitation is not met, the required reduction shall be treated as an excess contribution. The amount of the reduction of the actual deferral percentage of the entire group of Highly Compensated Employees eligible in the arrangement subject to 401(k) shall be calculated in the manner described in Regulation 1.401(k)-1(f)(2). Instead of making this reduction, the Employer may eliminate such multiple use by making Qualified Non-Elective Contributions in accordance with Regulation 1.401(k)-1(b)(5) and (f)(1).

5.7 Corrective Actions. In any Plan Year in which the Employer determines that Contributions in excess of the above limitations of this Article 5 have been made to the Plan, the Employer shall correct such excess by either of the following methods, or a combination thereof:

         (a) The Employer may make a Qualified Non-Elective Contribution on behalf of any or all Non-Highly Compensated Employees who are eligible Employees under the cash or deferred arrangement or Plan being tested. Such contribution shall be allocated to the Participant's Account of such an individual in the same ratio that his 414(s) Compensation bears to the total 414(s) Compensation of all Non-Highly Compensated Employees eligible to participate in the Plan. For purposes of this allocation, the term "eligible Employee" is as defined in Regulations under Code section 401(k) or 401(m), as applicable.

         (b) Any contribution made on behalf of a Participant who is a Highly Compensated Employee that is designated by the Employer as an excess contribution or excess aggregate contribution (as described below), adjusted for gain or loss, shall within 2 1/2 months, but in no event later than 12 months following the close of the Plan Year in which the Employer determines such excess contribution or excess aggregate contribution was made, be distributed to the Participant; or, if forfeitable, be forfeited.

5.8 Distribution of Excess Contributions and Excess Aggregate Contributions. In the event that an Employer does not correct a deficient actual deferral percentage test or actual contribution percentage test, if applicable, by means of a Qualified Non-Elective Contribution and notwithstanding any other provisions of this Plan, the following rules shall apply:

         (a) Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions were allocated for the preceding Plan Year. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable; or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such excess aggregate contributions were allocated for the preceding Plan Year. If such excess contributions and, if applicable, excess aggregate contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed with respect to such amounts on the Employer maintaining the plan.

         (b) Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions and, if applicable, excess aggregate contributions attributable to each of such Employees.

                  (1) The actual deferral ratio or, if applicable, the actual contribution ratio of the Highly Compensated Employee with the highest actual deferral ratio or, if applicable, the highest actual contribution ratio, is reduced to the extent necessary to satisfy the actual deferral percentage test or, if applicable, the actual contribution percentage test or cause such ratio to equal the actual deferral percentage ratio or, if applicable, the actual contribution percentage ratio of the Highly Compensated Employee with the next highest ratio.

                  (2)      This process is repeated until the test is satisfied.

         (c)      (1)       Excess contributions of Participants who are
                            subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Contributions (and amounts treated as Elective Contributions) of each Family Member that is combined to determine the combined actual deferral percentage (in accordance with the leveling method described in Section 1.401(k)-1(f)(2) of the Regulations), and

                  (4) Excess aggregate contributions of Participants subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Employee contributions and matching contributions (or amounts treated as matching contributions) of each Family Member that is combined to determine the combined actual contribution percentage (in accordance with the leveling method described in Section 1.401(m)-1(e)(2) of the Regulations).

         (d) Excess contributions and excess aggregate contributions shall be treated as annual additions under the Plan.

         (e)      Such excess amounts shall have the following meanings:

                  (1) "Excess contributions" shall mean, with respect to any Plan Year, the excess of:

                           (A)      the aggregate amount of Employer
                                    Contributions actually taken into account in computing the actual deferral percentage of Highly Compensated Employees for such Plan Year, over

                           (B) the maximum amount of such contributions permitted by the actual deferral percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the actual deferral percentages, beginning with the highest of such percentages).

                  (2) "Excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

                           (A) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year over

                           (B) The maximum contribution percentage amounts permitted by the actual contribution percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the actual contribution percentages beginning with the highest of such percentages).

         (f) Excess contributions (with any gains thereon) with regard to a Plan Year shall be distributed as follows:

                  (1) First, from unmatched Elective Contributions; and then, if applicable,

                  (2) From any matched Elective Contributions; any matching contributions (even if qualified) that relate to such Elective Contributions shall be forfeited; and finally, if applicable,

                  (3) From any Qualified Non-Elective Contributions only to the extent that excess contributions exceed the balance in the Participant's Account attributable to Elective Contributions and matching contributions.

         (g) Excess aggregate contributions (with any gains thereon) with regard to a Plan Year, shall be distributed (or, where indicated below, forfeited) as follows:

                  (1) First, if applicable, any matching contributions (even if qualified) that relate to Elective Contributions distributed pursuant to the above subsection shall be forfeited; and then, if applicable,

                  (2) From any unmatched Employee contributions; and then, if applicable,

                  (3) From any unmatched Elective Contributions used to satisfy the actual contribution percentage test; and then, if applicable,

                  (4) From any matched Employee contributions; any matching contributions (even if qualified) that relate to such matched Employee contributions shall be forfeited; and then, if applicable,

                  (5) From any remaining matching contributions (even if qualified); and then, if applicable,

                  (6)      From any Qualified Non-Elective Contributions.

         (h) The amount of excess contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by any Excess Elective Contributions previously distributed to the Employee for the Employee's taxable year ending with or within the same Plan Year in accordance with Code section 402(g)(3). The amount of Excess Elective Contributions to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning with or within such taxable year.

5.9 Adjustment for Income or Loss on Excess Amounts. Excess contributions or, if applicable, excess aggregate contributions shall be adjusted for any income or loss up to the date of distribution or Forfeiture, if applicable. Any amounts distributed in accordance with this Article shall include a proportionate share of gain or loss (hereinafter referred to as allocable income) for the Plan Year in which the excess amounts arose and for the period measured from the beginning of the next Plan Year to the date of distribution or Forfeiture, if applicable (hereinafter referred to as "gap period"). Allocable income for the "gap period" shall be deemed to equal ten percent of the income allocable to excess contributions or, if applicable, excess aggregate contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

5.10 Additional Requirements. Any Contributions used in the nondiscrimination tests set forth in this Article and allocated to a Participant's Account under the terms of the Plan as of any date within the Plan Year must be actually paid to the Plan before the last day of the twelve-month period immediately following the Plan Year to which such Contributions relate. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the tests and the amount of Qualified Non-Elective Contributions or qualified matching contributions, or both, used to satisfy the actual deferral percentage test and, if applicable, the actual contribution percentage test.

                         Article 6. TOP HEAVY PROVISIONS


6.1 Top Heavy Determination. This Plan or the aggregation group of which it is a member will be considered a top heavy plan or top heavy group for the Plan Year if the top-heavy ratio exceeds 60%. This Plan or the aggregation group of which it is a member will be considered a super top heavy plan or group for the Plan Year if the top-heavy ratio exceeds 90%.

         (a) The top-heavy ratio is the total present value of accrued benefits for key Employees under this Plan and all plans of an aggregation group (as described below) as a percentage of the total present value of accrued benefits for all Employees under this Plan and all plans of an aggregation group.

         (b) The "determination date" and "valuation date" for a Plan in its first Plan Year will be as of the last day of the Plan Year. For any Plan Year other than the first Plan Year, the determination date and the valuation date will be as of the last day of the preceding Plan Year.

         (c) The top heavy determination will be made without regard to (1) any non-key Employee who was formerly a key Employee and (2) any individual who has not been credited with at least one Hour of Service with the Employer at any time during the five year period ending on the determination date.

         (d) For the purpose of determining whether the Plan is top heavy, the accrued benefit of a Participant who is a non-key Employee in a defined benefit plan will be determined under a uniform accrual method which applies in all defined benefit plans maintained by the Employer or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code section 411(b)(1)(C). The present value of accrued benefits includes (to the extent required by Code section 416 and the Regulations thereunder) distributions, rollovers, Employee non-deductible contributions and transfers from plans of the Employer made during the Plan Year and the preceding four Plan Years, including any distribution from a terminated plan (as described in Regulation 1.416-1,T-4) which, if it had not been terminated, would have been required to be in the aggregation group.

         (e) In determining whether this Plan is top heavy, all members of the Affiliated Employer that are aggregated under Code sections 414(b),(c), and (m) must be taken into account as a single employer for the Plan Year in question.

6.2 Aggregation Group. An aggregation group is a required aggregation group or a permissive aggregation group.

         (a) A required aggregation group is each qualified plan of the Employer in which a key Employee participates or participated at any time during the determination period (regardless of whether or not the plan has terminated) and each other qualified plan of the Employer that enables the plan in which the key Employee participates to meet the requirements of Code section 401(a)(4) or 410. In the case of a required aggregation group, each plan in the group will be considered a top heavy plan if the group is top heavy. No plan in the required aggregation group will be top heavy if the group is not top heavy.

         (b) A permissive aggregation group is all plans of the Employer that are required to be aggregated, plus one or more plans that are not part of a required aggregation group but that satisfy the requirements of Code sections 401(a)(4) and 410 when considered together with the required aggregation group. In the case of a permissive aggregation group, only a plan that is part of the required aggregation group will be considered a top heavy plan if the permissive aggregation group is a top heavy group. No plan in the permissive aggregation group will be considered a top heavy plan if the permissive aggregation group is not a top heavy group.

         (c) When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         (d) A top heavy group means an aggregation group in which, as of the determination date, the sum of:

                  (1) the present value of accrued benefits of key Employees under all defined benefit plans included in the group and

                  (2) the Participant accounts of key Employees under all defined contribution plans included in the group exceeds sixty percent of a similar sum determined for all Participants.

6.3 Super Top Heavy Plans. If the Plan is super top heavy and if a Participant is also participating in a defined benefit plan of the Employer, in no event shall the annual additions under this Plan and the defined benefit plan made with respect to such a Participant in any Plan Year exceed 1.0 of the defined contribution plan fraction and the defined benefit plan fraction, as described in Article 4. The above limitation shall also apply if the Plan, although not in a super top heavy group is, in fact, top heavy, unless the Plan provides a Minimum Contribution equal to 7 1/2% of a Participant's 415 Compensation for each Plan Year the Plan is top heavy.

6.4      Key Employee and Non-Key Employee.

         (a) In determining whether or not this Plan is a top heavy plan or a member of a top heavy group, the term "key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employees), who at any time during the Plan Year containing the determination date or the preceding four Plan Years is:

                  (1) An officer of the Employer if such individual's annual 415 Compensation exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A);

                  (2)      An owner (or considered an owner under Code section
                           318) of one of the ten largest interests in the Employer if such individual's 415 Compensation exceeds 100 percent of the dollar limitation in effect under Code section 415(c)(1)(A));

                  (3)      A Five Percent Owner of the Employer; or

                  (4) A one percent owner of the Employer who has annual 415 Compensation from the Employer of more than $150,000 as indexed.

         (b) The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

         (c) The determination of who is a key Employee shall be made in accordance with Code section 416(i)(1) and the Regulations thereunder.

         (d) A "non-key Employee" is any Employee who is not a key Employee. Non-key Employees include former key Employees.

6.5 Minimum Contributions. For any Plan Year in which this Plan is a top-heavy plan:

         (a) Except as otherwise provided in this Section 6.5, Employer Contributions and Forfeitures, if applicable, allocated on behalf of any Participant who is not a key Employee shall not be less than the lesser of: 3% of such Participant's 415 Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the key Employee's 415 Compensation allocated on behalf of any key Employee for that year. The Minimum Contribution is determined without regard to any Social Security contribution. The Minimum Contribution shall be made even if, under other Plan provisions, such Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year, because of:

                  (1) the Participant's failure to complete 1000 Hours of Service (or any equivalent provided in the Plan), or

                  (2)      415 Compensation of less than a stated amount, or

                  (3)      the Participant's failure to make Elective
                           Contributions.

         (b) The Minimum Contribution shall not be subject to the availability of current or accumulated Net Profits.

         (c) Except as authorized by Regulation 1.416-1, no contributions used to satisfy the actual deferral percentage test or the actual contribution percentage test, both of which tests are described in Article 5, shall be used in determining whether a non-key Employee has received the required minimum allocation.

         (d) No Minimum Contribution will be required for a non-key Employee under this Plan for any Plan Year if the Affiliated Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Employee in accordance with Code section 416(c).

6.6 Top Heavy Vesting. The vesting schedule set forth in Section 8.1 meets the requirements of Code section 416 and shall continue to be the vesting schedule for the Plan in the event that the Plan becomes top heavy.

            Article 7. PARTICIPANT ACCOUNTS AND DIRECTED INVESTMENTS

7.1 Participant Accounts. A Participant's Account shall be maintained for or with respect to each Participant under the Plan. The Plan Administrator shall maintain a separate accounting record with respect to Elective Contributions, Qualified Non-Elective Contributions, Matching Contributions, Basic Employer Contributions, Minimum Contributions, Optional Employer Contributions, Special Employer Contributions, Employee Contributions, Voluntary Individual Retirement Amounts , Rollover Amounts and Employer Stock Ownership Amounts credited to each Participant's Account, as well as of any income, expenses, gains or losses on each such separately recorded amounts.

7.2 Allocation of Contributions and Rollover Amounts. The amount of Contributions and Rollover Amounts made on each Participant's behalf shall be deposited by the Employer (except for any portion of such amounts which may be retained as an administrative or expense charge) and shall be allocated to the appropriate Investment Funds in multiples of whole percentages.

7.3 Investment Election. The Participant shall elect in writing on the prescribed form the percentage of Elective Contributions, Basic Employer Contributions, Matching Contributions, Special Employer Contributions, Employee Contributions, Voluntary Individual Retirement Contributions and Rollover Amounts which shall be allocated to each Investment Fund excluding the Employer Stock Fund. Notwithstanding any other provisions to the contrary, each Participant shall have the right to exercise control over the direction of the investment of all amounts allocated to their respective Employer Stock Amounts. The participants may direct the investment of their respective Employer Stock Amounts in any investment funds available under the Plan. To the extent that any Participant directs the investment of the Participant's Accounts, the Plan is intended to satisfy the requirements of ERISA Section 404(c) and Department of Labor Regulation Section 2550.404c-1, as amended from time to time. The Employer shall determine the percentage of any other Contributions which shall be allocated to each Investment Fund excluding the Employer Stock Fund. The Participant may change his election at least quarterly, or more frequently, as required by law, and may change the allocation as permitted by the Plan Administrator, by the method prescribed by the Plan Administrator.

7.4      Diversification of Participant's Accounts.

         (a) In lieu of limiting the Participants' right to exercise control over the investment of their Employer Stock Amounts until the Participants attain the status of Qualified Participants, all Participants shall have the right to direct the investment of all amounts allocated to their respective Employer Stock Amounts at any time. Except for the Participant's right to demand stock under Section 13.1(b(3) below and except as otherwise required by law, no Participant may elect to direct the investment of the previously diversified Employer Stock Amounts back into Employer stock after having elected to diversify the amount into other investment alternatives.

         (b) In the event that a Participant becomes a Qualified Participant before diversifying the investment of at least 25% of the balance in the Participant's Employer Stock Amounts and in addition to the Participant's rights described in Section
                  7.3 above, the Qualified Participant shall be entitled, during the Qualified Election Period, to elect to receive a distribution of up to 25% of the Participant's Employer Stock Amounts, to the extent that the Participant had not previously elected to direct the investment or receive a distribution of at least 25% of the Employer Stock Amounts, determined by taking into account any prior direction or distribution. The Participant may make the election under this Section 7.4(b) within 90 days after the close of each Plan Year in the Qualified Election Period. The Plan shall distribute the applicable amount pursuant to the Participant's election within 90 days after the last day of the period during which the election can be made.

         (c) In the case of an election year in which the Participant can make the last election, subsection (b) above shall be applied by substituting "50%" for "25%."

         (d) If a Participant elects to diversify the investment of at least 25% of the Employer Stock Amounts before becoming a Qualified Participant or during any year other than the last year of the Qualified Election Period (or 50% before or during the last year of the Qualified Election Period), the Participant shall have no right to elect to receive a distribution under subsection (b) above.

         (e) Notwithstanding the foregoing, any election under Section 7.4(b) by a Qualified Participant to receive a distribution shall be subject to the consent requirements of Articles 10 and 11 of the Plan. If the consent is not secured, the amounts otherwise distributable under Section 7.4(b) shall remain in the Plan.

7.5 Transfer of Amounts between Funds. The Participant may elect to transfer monies attributable to Elective Contributions, Basic Employer Contributions, Matching Contributions, Employer Stock Amounts, Special Employer Contributions, Employee Contributions, Voluntary Individual Retirement Contributions and Rollover Amounts from any Investment Fund and to any Investment Fund except the Employer Stock Fund by the method prescribed by the Plan Administrator. The Employer may elect to transfer monies attributable to any other Contributions to or from any Investment Fund except no transfers may be made to the Employer Stock Fund. Any such transfer to or from any account shall be made subject to, and in accordance with, the rules applicable to such Investment Fund.

7.6 Crediting and Debiting of Investments. Amounts allocated to said accounts on behalf of a Participant shall be credited to his Participant's Account. Any other credits (including any income, gains, dividends or interest credits, if applicable), debits (including any expenses or losses, if applicable), transfers or withdrawals to or from any such account shall be appropriately and equitably allocated to the Participant's Account of each Participant.

7.7 Valuation of Participant Accounts. As of each day of each Plan Year, each Participant's Account shall be appropriately and equitably adjusted to reflect any dividends, interest credits, other credits or other gains, or losses on the investments and any changes in the value of investments. The value of the monies standing to the credit of a Participant in his Participant's Account shall reflect the total value of his interest in said accounts.

7.8 Administrative and Expense Charges. Administrative and expense charges incurred in connection with the operation of the Plan shall be paid from Participant Accounts, if not paid by the Employer.

7.9 Maintenance of Participant Accounts. A Participant's Account shall be maintained for or with respect to each Participant under the Plan unless or until canceled in accordance with the provisions of Article 10 or Article 13.

              Article 8. VESTING, FORFEITURES, AND BREAK IN SERVICE


8.1 Vesting Schedule. A Participant shall have a vested interest of 100% in that portion of his Participant's Account equal to the value of Elective Contributions, Qualified Non-Elective Contributions, Voluntary Individual Retirement Amounts, Special Employer Contributions, Employee Contributions and Rollover Amounts standing to his credit in such account. Upon death, Disability or attainment of his Normal Retirement Age or Early Retirement Date, a Participant shall also have a vested interest of 100% in that portion of his Participant's Account equal to the value of any Basic Contributions, Matching Contributions, Optional Employer Contributions, Employer Stock Amounts and any Minimum Contributions standing to his credit in such account. In all other cases, a Participant's vested interest in that portion of his Participant's Account attributable to Basic Contributions, Matching Contributions, Optional Employer Contributions, Employer Stock Amounts and Minimum Contributions shall be based on his Years of Service in accordance with the following schedules, except as required under
         Article 6:

         (a)      For Plan Years prior to January 1, 1997

                       Completed Years                                        Percentage of
                          of Service                                        Vested Interest
                          ----------                                        ---------------
                         Less than 3                                              None
                              3                                                    20%
                              4                                                    40%
                              5                                                    60%
                              6                                                    80%
                           7 or more                                              100%

         (b)      For Plan Years beginning on or after January 1, 1997:

                       Completed Years                                        Percentage of
                          of Service                                        Vested Interest
                          ----------                                        ---------------
                         Less than 2                                              None
                              2                                                    20%
                              3                                                    40%
                              4                                                    60%
                              5                                                    80%
                          6 or more                                               100%

8.2 Amendment of Vesting Schedule. If the vesting provisions of the Plan should be amended, each Participant who has completed 3 Years of Service may elect during the election period to have his vested percentage determined without regard to such amendment. The election period shall begin on the date the Plan amendment is adopted and shall end on the latest of the following dates:

         (a) The date which is 60 days after the day the Plan amendment is adopted;

         (b) The date which is 60 days after the day the Plan amendment becomes effective;

         (c) The date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Employer or Plan Administrator.

8.3 Vesting Formula after a Distribution. In the event a Participant receives an in service distribution from his Participant's Account prior to being 100% vested in that portion of his Participant's Account attributable to Employer Stock Amounts, then any future determination of his vested interest in that portion of his Participant's Account derived from such contributions shall be determined in accordance with the following formula until the Participant is 100% vested in such Employer Contributions:

              X = P (AB + D) - D
              P = vested percent at relevant time
             AB = balance of Participant's Account at relevant time
              D = amount of a prior distribution.

8.4 Non-Vested Interest upon Termination. The value of any portion of a Participant's Account which is not vested as of a Participant's termination of Service shall be forfeited and credited to the Deposit Account on the earlier of (i) the date the former Participant receives a distribution of his vested interest or (ii) the date he incurs five consecutive 1-Year Breaks in Service. A Participant who has no vested interest in his Participant's Account shall be deemed to have received an immediate distribution.

8.5      Application of Forfeitures.

         (a)      (1)      Funds held in the Deposit Account which are
                           attributable to a former Participant's non-vested interest in all Contributions, except Employer Stock
                           Amounts, shall be applied as follows:

                           (A) To restore a Participant's Account in accordance with the provisions of Section 8.6;

                           (B)      To reduce future Employer Contributions.

                  (2) Funds held in the Deposit Account which are attributable to a former Participant's non-vested interest in Employer Stock Amounts shall be allocated on the last day of the Plan Year to all Participants who have Employer Stock Amounts, have completed 1,000 Hours of Service during the Plan Year, and are employed on the last day of the Plan Year. Such Forfeitures will be allocated in the same ratio as each such Participant's Compensation bears to the total of all such Participants.

         (b) In the event of the termination of the Plan, any funds attributable to a former Participant's non-vested interest shall be allocated to each Participant on the date of the termination of the Plan in the same ratio as each Participant's Compensation bears to the total Compensation of all Participants.

         (c) Funds attributable to forfeited Matching Contributions credited to the Deposit Account pursuant to Article 5 and held in the Deposit Account at the end of each Plan Year, or at the date of termination of the Plan, if earlier, shall be allocated to each Non-Highly Compensated Employee who is a Participant as of the end of such Plan Year, or earlier date of termination of Plan, in the same ratio that each Non-Highly Compensated Employee's Compensation bears to the total Compensation of all such Non-Highly Compensated Employees.

8.6 Break in Service. Upon termination of employment, any non-vested portion of a Participant's Account shall be disposed of as a Forfeiture.

         (a) Upon resumption of employment as a Participant under the Plan before 5 consecutive 1-Year Breaks in Service and before having received a distribution, such former Participant's Account shall be re-established with respect to him as a Participant and the non-vested portion of such Participant's Account, adjusted as to gains or losses, shall be reinstated.

         (b) Upon resumption of employment as a Participant under the Plan after having received a distribution, such former Participant's Account shall be re-established with respect to him as a Participant and the non-vested portion of such former Participant's Account, unadjusted as to gains or losses, shall be reinstated to his Participant's Account provided that, if such Participant had received a total distribution of his Participant's Account as a former Participant in the form of a lump sum payment, he makes full repayment of such amount before the earlier of

                  (1) the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution, or

                  (2) within 5 years following his resumption of employment with the Employer.

8.7 Suspension of Payment of Benefits. The payment of any benefits under the Plan shall be suspended for such period as the Employee is re-employed by the Employer subsequent to the commencement of payment of such benefits.

              Article 9. WITHDRAWALS AND LOANS DURING PARTICIPATION


9.1      Withdrawal Procedures.

         (a) Except as described in paragraph (b) below, a Participant may elect to make withdrawals from his Participant's Account by written notice to the Plan Administrator on its prescribed form at least 31 days prior to the effective date stated in the notice, unless a Participant elects to waive the 31 days as described in Section 13.3.

         (b) A Participant may not elect to withdraw any amounts attributable to Basic Employer Contributions, Matching Contributions, Optional Employer Contributions, Qualified Non-Elective Contributions, Special Employer Contributions or Employer Stock Amounts, except as provided in Section 9.5 below, prior to his termination of Service.

9.2 Withdrawal of Employee Contributions. Once a year a Participant may withdraw from his Participant's Account all or a portion of the dollar amount and earnings thereon of his Employee Contributions.

9.3 Hardship Withdrawals. A Participant may elect to make a Hardship Withdrawal from his Elective Contributions account as described below:

         (a) Such amount shall not exceed the dollar amount of his Elective Contributions plus any earnings credited to such contributions as of March 26, 1988, standing to his credit in such account, without Forfeiture of the non-vested portion of his Participant's Account, subject to the conditions and limitations described in the definition of Hardship Withdrawal in Article 1.

         (b) Any Participant who elects to make such Hardship Withdrawal in any amount may not make Elective Contributions to the Plan and all other plans (defined in Regulation 1.401(k)-1(d)(2)(iv)(B)(4)) of the Affiliated Employers for a period of one year from the Participant's receipt of such withdrawal.

9.4 Withdrawal at Age 59 1/2 . A Participant who has attained age 59 1/2 may elect to withdraw all or a portion of his vested Participant's Account except for amounts attributable to Basic Employer Contributions, Matching Contributions, Optional Employer Contributions, Qualified Non-Elective Contributions, Special Employer Contributions, and Employer Stock Amounts.

9.5 Withdrawal for Terminal Illness. A Participant may elect to withdraw any amounts attributable to Basic Employer Contributions, Matching Contributions, Optional Employer Contributions, Special Employer Contributions and Employer Stock Amounts only upon a determination by the Plan Administrator that such Participant has a terminal illness, which shall mean a physical condition which, more likely than not, will result in the Participant's death, even with medical treatment, within 12 months from the date of the Participant's request for the withdrawal. Such determination shall be made by the Plan Administrator based upon a medical opinion from a licensed physician acceptable to the Plan Administrator.

9.6 Other Withdrawals. Once a year, a Participant may elect to withdraw from his Participant's Account all or a portion of his Rollover Amounts and Voluntary Individual Retirement Amounts and any earnings thereon.

9.7 Amounts Cannot Be Repaid. Any withdrawals made by a Participant pursuant to this Article may not be repaid to the Plan.

9.8 Loan Program. The Employer, as the Plan fiduciary, is explicitly authorized to establish a Participant loan program under the Plan.

         (a) Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.

         (b) Anything to the contrary notwithstanding, loans made under the Participant loan program shall comply with Code section 401(a)(13), Code section 401(k) and the Regulations thereunder, and Department of Labor Regulation 2550.408(b)-1. No loan to any Participant or Beneficiary will be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of:

                  (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the plan on the date the loan is made, or

                  (2) one-half the present value of the nonforfeitable accrued benefit of a Participant's Account attributable to Elective Contributions, Matching Contributions and Basic Employer Contributions.

                  For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code sections 414(b), 414(c), and 414(m) and (o) are aggregated. Furthermore, any loan from the Plan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

         (c) Written spousal consent (as described in Code Section 417(a)(4) and Section 1.401(a)-2 Q & A 24 of the Regulations) must be obtained within the 90-day period ending on the date on which the loan is to be secured.

         Article 10. TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT DATE


10.1 General. If a Participant terminates employment with the Employer prior to his Retirement Date, he shall be entitled to receive the value of the vested portion in his Participant's Account in accordance with
         Article 13.

10.2 Election of Timing of Distribution . Subject to any consent requirements imposed on him by Article 11, a Participant shall, as of the date of his termination of employment, elect by written notice to the Plan Administrator on its prescribed form, that the value of the vested portion of his Participant's Account be used to provide a Plan distribution to him in accordance with the payment options described in
         Article 13, or, except as provided below, left on deposit until, at any time before, as of, or after his Normal Retirement Date, he elects to receive a distribution in accordance with the payment options in
         Article 13. Any funds left on deposit are subject to the distribution rules set forth in Article 13. In the event that a Participant's election is not received by the Plan Administrator as of the date of his termination of employment, the Participant shall be deemed to have elected to leave his Participant's Account on deposit until such time as a distribution is elected or required.

10.3     Distribution of Benefits.   Benefits shall be payable as follows:

         (a) Distribution of all Contributions: Unless a Participant elects an earlier distibution pursuant to Section 10.3 (b) and (c), the vested value of a Participant's Account shall be payable within 60 days after the Valuation Date coincident with or next following the date his employment is terminated.

         (b) Election of Earlier Payment. A Participant who is entitled to a distribution under subsection (a) above may elect to receive such distribution at an earlier date following the date he terminates employment with the Employer. In such event, the distribution shall be payable as soon as administratively feasible following the receipt of his request by the Plan Administrator. Such amount so distributed shall include fund earnings (as described in Article 7) credited as of the preceding valuation date.

         (c) Election to Defer Payment. Notwithstanding the foregoing provisions of subsection 10.3(a), if the value of a Participant's Vested Benefit is greater than $3,500, then the Vested Benefit may not be distributed without the Participant's written consent prior to the time he attains what would have been his Normal Retirement Date.

10.4 Automatic Immediate Distribution. Notwithstanding any other provision of the Plan to contrary, in the event that the vested portion of a Participant's Account does not exceed $3,500 as of the date of a Participant's termination or the earlier date of any prior distribution, then the distribution of such vested portion shall be made in the form of a lump sum payment as soon as administratively practicable. Any nonvested portion will be treated as a Forfeiture.

10.5 Death of a Former Participant. Upon the death of a former Participant prior to the application of his Participant's Account to provide a Plan distribution to him, the value of the vested portion of his Participant's Account shall be applied in accordance with the provisions of Article 12 and, if applicable, Article 13.

10.6 Cancellation of a Participant's Account. Upon the total application of the Participant's Account to provide a Plan distribution with respect to the former Participant, such Participant's Account shall be canceled and be of no further force or effect under the Plan. In no event will any Contributions or Rollover Amounts be made to the Plan on behalf of a former Participant unless the former Participant again becomes an Employee and a Participant under the Plan.

10.7 Unclaimed Account. In the event that all or any portion of the distribution payable to a Participant or his Beneficiary hereunder shall at his Normal Retirement Date remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, in the event of Plan termination, the Plan Administrator may direct the Trustee to distribute the benefits to an interest bearing savings account established in the name of the missing Participant or Beneficiary.

                         Article 11. RETIREMENT BENEFITS


11.1 Retirement Dates. Each Participant may terminate his employment with the Employer and retire for the purposes hereof on and after his Retirement Date. Upon such event, a Participant is entitled to receive his vested Participant's Account. Upon a Participant's Retirement Date, or as soon thereafter as practical, the Plan Administrator shall direct the distribution of all amounts in accordance with Article 13.

11.2 Automatic Form of Distribution. Unless the Participant elects an optional form of benefit uner Section 13.6, a Participant who does not die before his Benefit Starting Date shall receive his benefit in the form of a lump sum payment in cash or if applicable in qualifying employer stock.

                           Article 12. DEATH BENEFITS


12.1     Value of Death Benefit.

         (a) Upon the death of a Participant prior to his Benefit Starting Date, the deceased Participant's Beneficiary shall be entitled to receive the Participant's nonforfeitable Participant's Account balance (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) in accordance with the payment options described in Section 13.1 and limited by the death distribution requirements described in Section 13.6. Any designation of a Beneficiary by a married Participant shall comply with Section 12.2 below.

         (b) Upon the death of a former Participant after his Benefit Starting Date, the deceased former Participant's Beneficiary shall be entitled to receive the remaining value, if any, of his Participant's Account (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) in accordance with the payment options described in Section 13.1 and limited by the death distribution requirements described in Section 13.6.

12.2 Election to Waive Pre-Retirement Surviving Spouse Death Benefit. Each married Participant shall be deemed to have designated his Spouse as the sole Beneficiary of his pre-retirement surviving spouse death benefit.

         (a) A Participant may waive the pre-retirement surviving Spouse death benefit by designating a specific non-Spouse Beneficiary and obtaining the signed and written consent of the Participant's Spouse, witnessed by a Plan representative or notary public, to such non-Spouse Beneficiary. Notwithstanding the foregoing, the Participant may change a prior Beneficiary designation without further spousal consent, provided the consent of the Spouse acknowledges that the Spouse has the right to limit consent only to a specific non-Spouse Beneficiary and the Spouse voluntarily elects to relinquish such right. Any consent obtained under this provision will be valid only with respect to the Spouse who signs the consent and will be treated as being irrevocable with respect to that Spouse.

         (b) The Participant may designate a non-Spouse Beneficiary without the consent of his Spouse if it is established to the satisfaction of a Plan representative that there is no Spouse, that the Spouse cannot be located, that the Participant is legally separated or that the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect. In such case, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

         (c) A Participant may, at any time prior to his Benefit Starting Date, revoke his prior waiver of the pre-retirement surviving Spouse death benefit and restore the Spouse as Beneficiary, without spousal consent by filing written notice of such revocation with the Plan Administrator. The number of revocations shall not be limited.

12.3 Pre-Retirement Death Benefit for Unmarried Participants. If a Participant is unmarried at death prior to his Benefit Starting Date, a death benefit shall be paid in a lump sum to his Beneficiary. The amount of his death benefit shall be the total value of his Participant's Account determined as of the date of payment, subject to
         Section 12.1.

12.4     Distribution Options of a Beneficiary.

         (a) The surviving Spouse may direct that payments of the applicable death benefit commence within a reasonable period of time after the death of the Participant, but shall not be required to begin receiving payments prior to the date on which the Participant would have attained Normal Retirement Age.

         (b) The Participant's surviving Spouse (or any other designated Beneficiary) may elect another payment option described in
                  Section 13.1 in lieu of the form of distribution which would otherwise be provided, subject to and limited by the death distribution requirements described in Section 13.6.

               Article 13. BENEFIT OPTIONS AND DISTRIBUTION RULES


13.1     Payment Options.

         (a)      The automatic form of distribution is a lump sum payment.

         (b)      (1)      Subject to the distribution rules of this Article, a
                           Participant or, if applicable, a Beneficiary may elect, by written notice to the Plan Administrator on its prescribed form that the distribution of his Participant's Account be made in installment payments in either cash or in qualifying employer securities as described below.

                  (2) Installments. Installment payments from a Participant's Account may be payable in monthly, quarterly, semi-annual or annual installments, over a specified period of years not in excess of twenty
                           (20) years, as elected by the Participant. The distribution in any year shall be determined as a fraction of the remaining Participant Account, such fraction being determined as of the most recent valuation date as one (1) divided by the remaining number of years of the specified period, in accordance with the election of the Participant; provided, however, that no arrangement may be made which would result in a periodic payment of less than fifty dollars ($50.00). Upon the death of the Participant after distributions commence hereunder, the Beneficiary, if living, may similarly elect to receive the balance of the Account of the Participant in installments over not more than five (5) years or in a lump sum, and upon the Beneficiary's subsequent death, the balance, if any, of the Participant's Account shall be paid in a lump sum to the estate of the Beneficiary.

                  (3) Qualifying Employer Securities. Subject to the provisions in Section 7.4, a Participant shall have the right to elect that all or a portion of his benefit attributable to his Employer Stock Amounts be distributed to him in the form of qualifying employer securities exept for fractional shares which will be distributed in cash. If the Participant has previously elected to diversify all or a portion or receive a distribution of a portion of his Employer Stock Amounts, the Participant's right to demand stock shall be limited to the amount in his Employer Stock Amounts in excess of the lesser of (i) that portion which the Participant has elected to diversify or receive as a distribution, or (ii) the minimum amount required to be available for diversification under Code Section 401(a)(28)(B). In the event that a Participant diversifies an amount in excess of the minimum amount required under Code
                           Section 401(a)(28) and the Participant elects to receive a distribution of Employer securities under this Section 13.1(b)(3), to the extent necessary the Trustees shall use the applicable amount from the Participant's Employer Stock Amounts which have been diversified to purchase a sufficient number of shares of Employer securities at the then current fair market value in order to comply with the Participant's election. The Plan Administrator shall advise the Participant in writing of his right to elect qualifying employer securities before the Trustee may distribute cash to him.

13.2     Events Triggering Distributions.

         (a) The only events which may trigger a distribution of Elective Deferrals (and any Qualified Non-Elective Contributions and Qualified Matching Contributions, if applicable) and the income allocable thereto are:

                  (1)      Death;

                  (2)      Disability;

                  (3)      Termination of employment;

                  (4) Termination of the Plan without establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409) or a simplified employee pension plan (as defined in Code section 408(k)), but not before the time such distribution is permitted under the terms of the applicable group annuity contract or other funding vehicle;

                  (5) The date of the sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

                  (6) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary;

                  (7) The hardship of a Participant, to the extent permitted under Articles 1 and 9 of the Plan.

         (b) All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code sections 401(a)(11) and 417 as described in Article
                  12. In addition, distributions after March 31, 1988, that are permitted by this Plan and that are triggered by any of the events enumerated in subsections (4), (5) and (6), shall be made in a lump sum.

13.3     Timing of Distribution Rules.

         (a) Unless a Participant otherwise elects, in no event will the distribution of benefits under the Plan begin later than the 60th day after the close of the Plan Year in which the latest of the following occurs: (a) the date on which the Participant attains age 65 (or the Normal Retirement Age, if earlier), (b) the 10th anniversary of the Participant's commencement of participation in the Plan, or (c) the date on which the Participant terminates his Service with the Employer. Notwithstanding the foregoing, the failure of a Participant and, if required, the Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Regulation 1.417(e)-1, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the timing of distribution rules.

         (b) If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

13.4     Direct Rollovers.

         (a) Effective January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions:

                  (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                           (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

                           (B)      any distribution to the extent such
                                    distribution is required under Code section
                                    401(a)(9); and

                           (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (2) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code
                           section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

                  (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

13.5     Minimum Distribution Requirements - General Rules.

         (a) The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's "required beginning date." As of the first distribution calendar year (as defined in Regulations under Code section 401(a)(9)), distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  (1)      The life of the Participant;

                  (2)      The life of the Participant and Beneficiary;

                  (3) A period certain not extending beyond the life expectancy of the Participant; or

                  (4) A period certain not extending beyond the joint and last survivor expectancies of the Participant and Beneficiary.

         (b) The Participant or, if applicable, the Spouse may make an irrevocable election to have life expectancies recalculated annually. If no election is made by the time of the first required distribution under Code section 401(a)(9), then the life expectancy of the Participant and the Participant's Spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

         (c)      "Required beginning date".

                  (1) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  (2) Transitional rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (A) or
                           (B) below:

                           (A) Non-Five Percent Owners. The required beginning date of a Participant who is not a Five Percent Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                           (B) Five Percent Owners. The required beginning date of a Participant who is a Five Percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (i)     the calendar year in which the
                                            Participant attains age 70 1/2, or

                                    (ii)    the earlier of the calendar year
                                            with or within which ends the Plan
                                            Year in which the Participant
                                            becomes a Five Percent Owner, or the
                                            calendar year in which the
                                            Participant retires.

                           (C) A Participant is treated as a Five Percent Owner for purposes of this Section if such Participant is a Five Percent Owner (determined in accordance with Code section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                           (D) Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

                  (3) The required beginning date of a Participant who is not a Five Percent Owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

         (d) For purposes of Sections 13.5 through 13.7 and pursuant to applicable Regulations, any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse upon such child reaching majority (or other designated event permitted under such Regulations).

13.6     Death Distribution Provisions.

         (a) If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         (b) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below.

                  (1) If any portion of the Participant's interest is payable to a Beneficiary, distributions may be made over the life of the Beneficiary or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                  (2) If the Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of

                           (A) December 31 of the calendar year immediately following the calendar year in which the Participant died, and

                           (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

         (c) If the Participant has not made an election pursuant to (b) above by the time of his or her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (d) For purposes of this Section, if the surviving Spouse dies after the Participant but before payments to such Spouse begin, the provisions of this Section, with the exception of paragraph (b)(2) therein, shall be applied as if the surviving Spouse were the Participant.

13.7 Precedence of Minimum Distribution Rules. Notwithstanding any other provision of the Plan to the contrary, distributions will be made in accordance with Regulations issued under Code section 401(a)(9), including the minimum incidental death benefit requirement of Regulation 1.401(a)(9)-2. Any provisions of the Plan reflecting Code section 401(a)(9) shall take precedence over any distribution options in the Plan that are inconsistent with Code section 401(a)(9).

13.8     DEFRA Transitional Rule Distribution Election.

Notwithstanding the other minimum distribution requirements of this Article and subject to the requirements of Articles 11 and 12 (dealing with the survivor annuity requirements of Code section 417), distribution on behalf of any Employee, including a Five Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (1) The distribution by the Plan is one which would not have disqualified such Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984 ("DEFRA").

                  (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

         (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

         (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1) and (5) above.

         (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the proposed Regulations thereunder, but for the Code section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q & A J-2 and Q & A J-3 of section 1.401(a)(9)-2 of the proposed regulations shall apply.

                ARTICLE 14. AMENDMENTS, TERMINATION, AND MERGERS


14.1 Amendments. The Employer may, by action of its Board at any time, and from time to time, amend in whole or in part any or all of the provisions of the Plan. No such amendment shall reduce any Participant's benefit attributable to his Employee Contributions or to Employer Contributions made for him before the amendment took effect unless the amendment is necessary to qualify the Plan. Nor shall any amendment be made by which any funds attributable to Contributions hereunder can be used except for the exclusive benefit of Participants and their beneficiaries. Except as permitted by Regulations, including Regulation 1.411(d)-4, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions related to any "Section 411(d)(6) protected benefit", the result of which would be a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are described in Regulation 1.411(d)-4.

14.2 Termination. While it is the intention of the Employer to permanently continue the Plan, the Employer reserves the right to terminate the Plan at any time by written notice to the Plan Administrator and the Trustees specifying the effective date of termination. Anything in the preceding sentence to the contrary notwithstanding, the Plan shall terminate upon complete discontinuance of Employer Contributions under the Plan. No Employee, Participant or Beneficiary shall have any right of consultation or approval of termination of this Plan.

         (a) Upon termination of the Plan, or partial termination with respect to a group of Participants, all funds in each affected Participant's Account (as well as any funds thereafter credited to any Participant's Account) shall be fully vested and nonforfeitable. Such funds shall remain on deposit until a method of distribution is elected in accordance with, and as permitted by, the provisions of Article 13 of the Plan, subject to the provisions in Section 10.7. Distributions in accordance with Article 13 shall be made as soon as administratively feasible.

         (b) The rights of any Participant whose Retirement Date coincides with the date of termination of the Plan (and those of his Beneficiary, if any,) shall be determined solely in accordance with the terms of Articles 11, 12, 13 and 14. If, upon the date of termination of the Plan, a Participant's Account is being held with respect to a former Participant, then such former Participant's rights (and those of his Beneficiary, if any,) shall be determined solely in accordance with the terms of Articles 11, 12, 13 and 14.

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
14.3     Merger, Consolidation, Etc. with Another Plan.

         (a) At no time shall there occur any merger or consolidation of this Plan with, or transfer of the assets or liabilities of this Plan to, any other plan unless, if such plan then terminated, each Participant and each Beneficiary would be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which such Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.

         (b) In the event that a money purchase plan merges or consolidates or transfers its assets to this Plan, then the assets accrued under the money purchase plan shall continue to be subject to the distribution restrictions and requirements of the money purchase plan.

                         Article 15. PLAN ADMINISTRATOR


15.1 Appointment by the Employer. The Plan Administrator shall be appointed by the Employer and be subject to the terms of the Plan and Trust. The Plan Administrator shall have general supervision of the administration of the Plan.

15.2 Authority. The Plan Administrator shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.

15.3 Duties. The Plan Administrator shall perform all such duties as are necessary to administer and manage the Plan in accordance with the terms thereof, including but not limited to the following:

         (a) To determine all questions relating to a Participant's coverage under the Plan;

         (b) To maintain all necessary records for the administration of the Plan;

         (c) To compute and authorize the payment of benefits to eligible Participants and Beneficiaries;

         (d) To interpret and construe the provisions of the Plan and to make rules which are not inconsistent with the terms thereof; and

         (e) To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.

         The Plan Administrator shall take all such actions as are necessary to administer and manage the Plan as a retirement program which is at all times in full compliance with any law or regulation affecting the Plan. The Plan Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of the Plan full discretionary and final authority when exercising its duties hereunder.

15.4 Delegation of Duties. The fiduciary and non-fiduciary duties and responsibilities of the Plan Administrator as set forth in this Article and elsewhere in the Plan may be delegated in whatever manner it chooses, in whole or in part, to an Administrative Committee consisting of such persons as the Plan Administrator shall select. The Plan Administrator shall certify to the Trustee in writing as to the membership and extent of authority of the Committee and any changes relative thereto as may occur from time to time. The authority of the Committee shall be deemed to be that of the Plan Administrator to the extent so certified by the Plan Administrator. The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Plan Administrator. The Plan Administrator shall indemnify and hold harmless the members of the

         Committee, and each of them, from any liability arising from the effects and consequences of their acts, omissions, and conduct in their official capacity with respect to the Plan and the administration thereof, except to the extent that such liability shall result from their willful misconduct or gross negligence. The Plan Administrator, or the Administrative Committee to which it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative or other services as the Plan Administrator or its Committee may deem necessary to facilitate the efficient and proper administration of the Plan. The Plan Administrator and its Committee shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.

15.5 Application of Funds. The Plan Administrator may authorize any person or persons having duties in connection with administration of the Plan or any agent to execute or deliver any instrument or make any payment on its behalf. A request for funds from, or a direction for, the payment or application of funds shall be signed by the Plan Administrator or its duly authorized representative.


15.6 Compensation and Expenses. The Plan Administrator shall serve without compensation for any services hereunder. All reasonable and necessary costs, expenses and liabilities incurred by the Plan Administrator in the supervision of the administration of the Plan and the Trust shall be paid by the Employer separate and apart from any Employer Contributions.

15.7 Information from Employer. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the Plan, as the Plan Administrator may require.

15.8 Resignation, Removal, and Appointment of Successor. The Plan Administrator may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived. The Plan Administrator may be removed with or without cause by the Employer by delivery of written notice of removal, to take effect at a date specified therein, which shall be not less than 30 days after delivery thereof, unless such notice shall be waived. The Employer, upon receipt of, or giving notice of, the resignation or removal of the Plan Administrator, shall promptly designate a successor Plan Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors of the Employer will function as the Plan Administrator.

                      Article 16. BENEFIT CLAIMS PROCEDURES


16.1 Filing a Claim for Benefits. A Participant or Beneficiary shall notify the Plan Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Plan Administrator and shall set forth the basis of such claim and shall authorize the Plan Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

16.2 Timing of Decision. The Plan Administrator shall notify the affected Participant or Beneficiary (hereinafter referred to as "claimant") of its decision within 90 days after the receipt of the claimant's benefit request. In the event that, due to special circumstances, the Plan Administrator requires more than 90 days to process the benefit request, the Plan Administrator shall inform the claimant by written notice of the extension prior to the expiration of such 90 day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to reach a decision on the claim. In no event shall such extension exceed 180 days following the initial receipt of the claimant's benefit request.

16.3 Denial of Claim. Whenever a claim for benefits by any Participant or Beneficiary has been denied in whole or in part by the Plan Administrator, a written notice prepared in a manner calculated to be understood by such Participant or Beneficiary must be provided. The written notice must set forth:

         (a)      The specific reason(s) for the denial,

         (b) Specific reference to pertinent Plan provisions on which the denial is based,

         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) An explanation of the Plan's review procedure with respect to the denial of benefits.

16.4     Review Procedure.

         (a) The claimant, or his duly authorized representative, may request a review of the benefit denial by a written application to the Plan Administrator within 60 days of the claimant's receipt of the written notice of benefit denial. Should the claimant or his duly authorized representative deem it necessary to review pertinent documents in order to prepare the issues and comments for review, the claimant or representative may make a request to review such pertinent documents within the 60 day period after receipt of the written notice of benefit denial. The Plan Administrator and the claimant or representative shall establish a mutually agreeable time during normal business hours of the Employer to review such documents.

         (b) The claimant may request a 30 day extension in writing to the Plan Administrator in the event that the 60 day period is an insufficient amount of time for the claimant to prepare the issues and comments for review.

         (c) The Plan Administrator shall notify the claimant in writing not later than 60 days after its receipt of a request for review. In the event that special circumstances require an extension of the time for processing the benefit claim, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The Plan Administrator will notify the claimant in writing prior to the commencement of the extension period. The Plan Administrator's decision on the claims appeal review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based. If the Plan Administrator does not furnish its decision on review within the times specified in this Section 16.4(c), the claim shall be deemed denied on review.

                         Article 17. GENERAL PROVISIONS


17.1 No Employment Rights Created. Nothing contained in the Plan shall be deemed or construed to enlarge or otherwise affect the employment rights of any Employee. The establishment and continuation of the Plan and the payment of any benefits shall not be construed as giving any Employee any legal or equitable right as against the Employer, except as may be expressly provided in the Plan, or as in any manner or degree conferring any rights upon any Employee for continuation of employment by the Employer or limiting in any way the right of the Employer to treat the Employee without regard to the effect which such treatment will have upon him as a Participant under the Plan.

17.2 Return of Contributions under Certain Circumstances. Contributions may be returned to the Employer under the following circumstances:


         (a) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, the Plan may return to the Employer in a single sum any Contributions made by the Employer that were conditioned on initial qualification of the Plan under Code section 401(a) or Code section 403(a), provided the application for determination is made within the time prescribed by law for filing the Employer's return for the taxable year in which such Plan was adopted, or such later date as the Secretary of the Treasury shall prescribe. Such return may only occur within one year after the adverse determination by the Internal Revenue Service.

         (b) In the event the Employer shall make a Contribution by a mistake of fact, then the Employer may demand repayment of such Contribution at any time within one year following the time of payment and the Plan may return such amount to the Employer, provided the one year period has not then expired. Earnings attributable to the Contribution may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

         (c) If a Contribution is conditioned upon the deductibility of the Contribution under Code section 404 then, to the extent the deduction is disallowed and the Plan receives the necessary documentation regarding that fact, the Plan may, on written request of the Plan Administrator, return to the Employer the amount of such Contribution (to the extent disallowed) or, if less, its value, within one year after the disallowance of the deduction.

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
17.3 Exclusive Benefit Rule. No benefit or interest hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code section 414(p), or any domestic relations order entered before January 1, 1985.

17.4 Standard of Conduct for Fiduciaries. The Employer is the named fiduciary of the Plan for the purposes of managing and controlling the operation of the Plan, and for the purposes of managing and controlling the assets of the Plan. The Plan Administrator is the named fiduciary of the Plan for the purpose of managing and controlling the administration of the Plan, as well as the appropriate named fiduciary for conducting the claims appeal procedure as described in Article 16. Each such fiduciary of this Plan shall discharge his fiduciary duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each such fiduciary shall discharge such duties with the care, skill, prudence and diligence under the circumstances then prevailing which a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

17.5 Gender. Masculine pronouns include the feminine as well as the masculine gender. Feminine pronouns include the masculine as well as the feminine gender.

17.6 Construction of Plan. The Plan shall be construed, enforced and administered according to any federal law or regulation governing the provisions or administration of the Plan and the laws of the State of Tennessee. This Plan is intended to comply with all requirements for qualification under the Code. If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

The above Plan was adopted by the Board of Directors at a meeting duly held on July 24, 1997.



                           For the Company:

                        /s/ Daisy L. Vanderlinde Vice President-Human Resources
                           ----------------------------------------------------
                                   (Signature)             (Title)

Attest:

                                            September 5, 1997
/s/ Wanda S. Gobbell                        -----------------------
- --------------------                        (Date)

                                       77